Exhibit 4.2

BANKUNITED FINANCIAL CORPORATION

as Issuer

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

Up to $120,000,000 Aggregate Principal Amount of

3.125% Convertible Senior Notes due 2034

INDENTURE

Dated as of February 27, 2004

i

EXHIBIT A	Form of Security
EXHIBIT B	Form of Restrictive Legend for shares of Class A Common Stock Issued Upon Conversion
EXHIBIT C	Form of Repurchase Notice
EXHIBIT D	Form of Fundamental Change Repurchase Notice

INDENTURE dated as of February 27, 2004 between BANKUNITED FINANCIAL CORPORATION, a Florida corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 3.125% Convertible Senior Notes due 2034:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1. Definitions.

“Additional Amounts” has the meaning set forth in the Registration Rights Agreement. All references herein or in the Securities to interest accrued or payable as of any date shall include, without duplication, any Additional Amounts accrued or payable as of such date as provided in the Registration Rights Agreement.

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning set forth in Section 2.1(b).

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

“Applicable Stock” means the shares of Class A Common Stock; provided, that, in the event of a Fundamental Change in which the Company is not the surviving Person, the term “Applicable Stock” shall mean the Capital Stock or ordinary shares or American Depositary Shares (or similar securities) of such surviving Person or its direct or indirect parent.

“Bankruptcy Law” means Title 11 of the United States Code, or any similar federal or State law for the relief of debtors.

“Bid Solicitation Agent” has the meaning set forth in Section 2.3.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board.

“Board Resolution” means a resolution of the Board of Directors.

“Business Day” means each day of the year other than a Saturday or a Sunday or other day on which banking institutions in The City of New York are required or authorized by law or regulation to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity issued by that Person.

“Camner Family” has the meaning set forth in Section 5.1(a).

“Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Cash Amount” has the meaning set forth in Section 12.13(a).

“Cash Settlement Averaging Period” has the meaning set forth in Section 12.13(a).

“Certificated Securities” means Securities that are in substantially the form attached hereto as Exhibit A and that do not include the information called for by footnotes 1 and 3 thereof.

“Class A Common Stock” means the Class A common stock, $0.01 par value per share, of the Company as that stock exists on the date of this Indenture or any other shares of Capital Stock of the Company into which such Class A Common Stock shall be reclassified or changed.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means the party named as the “Company” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any such subsequent successor or successors.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any two Officers, at least one of whom is the Chief Executive Officer, the President, the Chief Financial Officer, an Executive Vice President or a Senior Vice President.

“Contingent Interest” means all amounts to be paid pursuant to Article XIII. All references herein or in the Securities to interest accrued or payable as of any date shall include any Contingent Interest accrued or payable as of such date.

“Contingent Debt Regulations” has the meaning set forth in Article 14.

“Contingent Interest Period” has the meaning set forth in Section 13.1.

“Conversion Agent” has the meaning set forth in Section 2.3.

“Conversion Date” has the meaning set forth in Section 12.2(c).

“Conversion Notice” has the meaning set forth in Section 12.2(b).

“Conversion Obligation” has the meaning set forth in Section 12.13(a).

“Conversion Price” means, at any time, $1,000 divided by the Conversion Rate in effect at such time rounded to two decimal places (rounded up if the third decimal place thereof is 5 or more and otherwise rounded down).

“Conversion Rate” means initially 26.2771 shares per $1,000 principal amount of Securities, subject to adjustment as set forth herein.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered which office at the date of the execution of this Indenture is located at 60 Livingston Avenue, St. Paul, MN 55107, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“Current Market Price” has the meaning set forth in Section 12.3(h).

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Default” means, when used with respect to the Securities, any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to any Global Securities, a clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Global Securities (or any successor securities clearing agency so registered), which shall initially be DTC.

“Director” means a member of the Board of Directors.

“distributed assets” has the meaning set forth in Section 12.3(d).

“DTC” means The Depository Trust Company, a New York corporation.

“Event of Default” has the meaning set forth in Section 8.1.

“Excess Amount” means, with respect to each $1,000 of Principal Amount of a Security, as of any conversion date, a dollar amount equal to the excess of (a) the product of (i) the Conversion Rate at such time multiplied by (ii) the Sale Price on the last Trading Day prior to such conversion date over (b) $1,000, if any.

“Excess Amount Per Share” has the meaning set forth in Section 12.3(h).

“Excess Amount Conversion Obligation” has the meaning set forth in Section 12.13(a).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Ex-Dividend Date” means, with respect to any issuance or distribution on shares of Class A Common Stock, the first Trading Day on which the shares of Class A Common Stock trade “regular way” on the principal securities market on which the shares of Class A Common Stock are then traded without the right to receive such issuance or distribution.

“Fair Market Value” has the meaning set forth in Section 12.3(h).

“Final Notice Date” has the meaning set forth in Section 12.13(a).

“Fundamental Change” has the meaning set forth in Section 5.1(a).

“Fundamental Change Company Notice” has the meaning set forth in Section 5.1(b).

“Fundamental Change Repurchase Date” has the meaning set forth in Section 5.1(a).

“Fundamental Change Repurchase Notice” has the meaning set forth in Section 5.1(c).

“Fundamental Change Repurchase Price” has the meaning set forth in Section 5.1(a).

“Global Securities” means Securities that are in substantially the form attached hereto as Exhibit A and that include the information called for by footnotes 1 and 3 thereof and that are deposited with the Depositary or its custodian and registered in the name of, the Depositary or its nominee.

“Holder” or “Securityholder” means a person in whose name a Security is registered on the Registrar’s books.

“Indebtedness” has the meaning set forth in Section 2.14.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are explicitly incorporated in this Indenture by reference to the TIA.

“Initial Purchasers” means Bear, Stearns & Co. Inc. and UBS Securities LLC.

“Interest Payment Date” has the meaning set forth in the Securities.

“Issue Date” of any Security means the date on which such Security was originally issued or deemed issued as set forth on the face of the Security.

“Legal Holiday” means any day other than a Business Day.

“Measurement Period” means the last 30 consecutive Trading Days in a fiscal quarter, beginning with the fiscal quarter ending June 30, 2004.

“Non-Electing Share” has the meaning set forth Section 12.4.

“Notice of Default” has the meaning set forth in Section 8.1.

“NYSE” means The New York Stock Exchange, Inc.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Controller, the Secretary, any Assistant Treasurer or Assistant Secretary of the Company.

“Officers’ Certificate” means a written certificate containing the information specified in Sections 15.4 and 15.5, signed in the name of the Company by any two Officers, at least one of whom is the Chief Executive Officer, the President, the Chief Financial Officer, an Executive Vice President or a Senior Vice President and delivered to the Trustee. An Officers’ Certificate given pursuant to Section 6.3 shall be signed by the principal financial or accounting Officer of the Company and one other Officer.

“Opinion of Counsel” means a written opinion containing the information specified in Sections 15.4 and 15.5, from legal counsel. The counsel may be an employee of, or counsel to, the Company.

“Paying Agent” has the meaning set forth in Section 2.3.

“Person” or “person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

“Principal Amount at Issuance” of a Security means the initial issue price of the Security as set forth on the face of the Security.

“Principal Conversion Settlement Election” has the meaning set forth in Section 12.2.

“Purchase Agreement” means the Purchase Agreement dated as of February 24, 2004, among the Company and the Initial Purchasers.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Record Date” has the meaning set forth in Section 12.3(h).

“Redemption Date” means, when used with respect to any Security to be redeemed, the date fixed for redemption pursuant to this Indenture.

“Redemption Price” has the meaning set forth in Section 3.1.

“Reference Period” has the meaning set forth in Section 12.3(d).

“Registrar” has the meaning set forth in Section 2.3.

“Register” has the meaning set forth in Section 2.3.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of February 27, 2004, between the Company and the Initial Purchasers.

“Regular Record Date” has the meaning set forth in the Securities.

“Repurchase Date” has the meaning set forth in Section 4.1(a).

“Repurchase Notice” has the meaning set forth in Section 4.1(c).

“Repurchase Price” has the meaning set forth in Section 4.1(a).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president or assistant treasurer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Certificated Security” means a Certificated Security which is a Transfer Restricted Security.

“Restricted Global Security” means a Global Security that is a Transfer Restricted Security.

“Restricted Security” means a Restricted Certificated Security or a Restricted Global Security.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“Sale Price” of one share of Class A Common Stock or one share of Applicable Stock on any date means the closing per share sale price of such Class A Common Stock or Applicable Stock, as applicable (or, if no closing sale price is reported, the average of the bid and ask prices or, if there is more than one bid or ask price, the average of the average bid and the average ask prices) on such date as reported in composite transactions on the NASDAQ National Market or the NASDAQ SmallCap Market or, if the shares of Applicable Stock are not quoted on the NASDAQ National Market or NASDAQ SmallCap Market, as reported on a U.S. national or regional securities exchange, or if not listed on a U.S. national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated. In the absence of such a quotation, the Board of Directors of the Company shall be entitled to make a good faith determination of the sale price on the basis it considers appropriate, which shall be conclusive.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Security” or “Securities” means any of the Company’s 3.125% Convertible Senior Notes due 2034, as amended or supplemented from time to time, issued under this Indenture.

“Settlement Notice Period” has the meaning set forth in Section 12.13(a).

“Significant Subsidiary” has the meaning set forth in Rule 1-02(w) of Regulation S-X (17 C.F.R. 210).

“Special Record Date” has the meaning set forth in the Securities.

“Spin-Off” has the meaning set forth in Section 12.3(d).

“Stated Maturity”, when used with respect to any Security, means March 1, 2034.

“Subsidiary” means any Person of which at least a majority of the outstanding voting stock shall at the time directly or indirectly be owned by the Company or by one or more Subsidiaries thereof or by the Company and one or more Subsidiaries.

“Surrendered Security” has the meaning set forth in Section 12.2(a).

“TIA” means the United States Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

“Trading Day” means:

(a) if the applicable security is quoted on the NASDAQ National Market, NASDAQ SmallCap Market or any similar United States system of automated dissemination of quotations of securities prices, a day on which trades may be made thereon;

(b) if the applicable security is listed or admitted for trading on the quoted on the NYSE or other national or regional securities exchange, a day on which such exchange is open for business; or

(c) if the applicable security is not so listed or admitted for trading and not so quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Trading Price” means, for any Security on the date of determination, the average of the secondary market bid quotations per $1,000 Security obtained by the Bid Solicitation Agent for $1,000,000 principal amount at maturity of the Securities at approximately 4:00 p.m., New York city time, on such determination date from three independent nationally recognized securities dealers selected by the Company, which may include the Initial Purchasers; provided, however that if at least three such bids are not obtained by the Bid Solicitation Agent, but two bids are obtained by the Bid Solicitation Agent, then the average of such two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, such one bid shall be used, provided, however if, in the reasonable judgment of the Company, the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price will equal the then applicable Conversion Rate multiplied by the average Sale Price of the Class A Common Stock on the five Trading Days ending on such determination date, appropriately adjusted.

“Transfer Certificate” has the meaning set forth in Section 2.12(f).

“Transfer Restricted Security” has the meaning set forth in Section 2.12(f).

“Triggering Distribution” has the meaning set forth in Section 12.3(e).

“Trigger Event” has the meaning set forth in Section 12.3(d).

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

“Unrestricted Certificated Security” means a Certificated Security that is not a Transfer Restricted Security.

“Unrestricted Global Security” means a Global Security that is not a Transfer Restricted Security.

Section 1.2. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company.

All other TIA terms used but not defined in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.3. Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with accounting principles generally accepted in the United States as in effect from time to time;

(c) “or” is not exclusive;

(d) “including” means including, without limitation; and

(e) words in the singular include the plural, and words in the plural include the singular.

Section 1.4. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company, as described in Section 15.2. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority, if it so states. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The principal amount and serial number of any Security and the ownership of Securities shall be proved by the register maintained by the Registrar for the Securities.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE II

THE SECURITIES

Section 2.1. Form and Dating.

The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto, which is a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

(a) Restricted Global Securities. All of the Securities are being offered and sold to QIBs in reliance on Rule 144A and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of DTC or the nominee thereof, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

(b) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall initially represent the aggregate amount of outstanding Securities stated thereon, but that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, repurchases and conversions of such Securities.

Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 and shall be made on the records of the Trustee and the Depositary.

Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing contained herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or (B) impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Security.

(c) Certificated Securities. Certificated Securities will be issued only under the limited circumstances provided in Section 2.12(a)(i).

Section 2.2. Execution and Authentication.

The Securities shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Securities may be manual or facsimile.

A Security bearing the manual or facsimile signature of an individual who was at the time of the execution of the Security an Officer shall bind the Company, notwithstanding that such individual has ceased to hold such office(s) prior to the authentication and delivery of such Securities or did not hold such office(s) at the date of authentication of such Securities.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

The Trustee shall authenticate and deliver the Securities for original issue in an aggregate principal amount of up to $120,000,000 ($20,000,000 of which includes Securities issued upon exercise in full of the Initial Purchasers’ option to purchase additional Notes provided for in the Purchase Agreement) upon one or more Company Orders without any further action by the Company (other than as contemplated in Section 15.4 and Section 15.5). Subject to the preceding sentence, at any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication. Except as otherwise provided in this Article Two, the Trustee shall thereupon authenticate and make available for delivery said Securities to or upon Company Order. The aggregate principal amount of the Securities due at the Stated Maturity thereof outstanding at any time may not exceed the amount set forth in this paragraph except as provided in Section 2.7. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive and shall be fully protected in relying upon:

(a) a copy of the Board Resolution in or pursuant to which the terms and form of the Securities were established, the issuance and sale of the Securities was authorized, this Indenture was authorized and specified Officers were authorized to establish the form and determine the terms of the Securities and the form of this Indenture, to execute the Securities and this Indenture on behalf of the Company and to take any other necessary actions relating thereto and evidence of any actions taken by authorized Officers pursuant to that Board Resolution, each certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors or taken by any authorized Officer and to be in full force and effect as of the date of such certificate;

(b) an Officers’ Certificate delivered in accordance with Sections 15.4 and 15.5; and

(c) an Opinion of Counsel reasonably satisfactory to the Trustee.

The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any multiple of $1,000.

Section 2.3. Registrar, Paying Agent, Conversion Agent and Bid Solicitation Agent.

The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for redemption, repurchase or payment (“Paying Agent”), an office or agency where Securities may be presented for conversion (“Conversion Agent”) and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall also appoint a bid solicitation agent (“Bid

Solicitation Agent”) to act as set forth in Section 3 of the Securities. Pursuant to Section 6.5, the Company will at all times maintain a Registrar, Paying Agent, Conversion Agent and Bid Solicitation Agent and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, New York City. The Registrar shall keep a register of the Securities (“Register”) and of their transfer and exchange.

The Company may have one or more co-registrars, one or more additional paying agents, one or more additional conversion agents and one or more additional bid solicitation agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 6.5. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 6.5.

The Company shall enter into an appropriate limited agency agreement with any Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent or co-registrar (in each case, if such Person is a Person other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or Bid Solicitation Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 9.7. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar. None of the Company or any Subsidiary or any Affiliate of any of them may act as Bid Solicitation Agent.

The Company hereby initially appoints the Trustee as Registrar, Paying Agent, Conversion Agent and Bid Solicitation Agent in connection with the Securities.

Section 2.4. Paying Agent to Hold Cash and Securities in Trust.

Except as otherwise provided herein, prior to 10:00 a.m., New York City time, on each due date of payments in respect of, or delivery of Class A Common Stock or Applicable Stock upon conversion of, any Security, the Company shall deposit with the Paying Agent Cash (in immediately available funds if deposited on the due date) or with the Conversion Agent such number of shares of Class A Common Stock and/or Applicable Stock sufficient to make such payments or deliveries when so becoming due. The Company shall require each Paying Agent or Conversion Agent, as applicable (other than the Trustee), to agree in writing that such Agent shall hold in trust for the benefit of Securityholders or the Trustee all Cash, Class A Common Stock and Applicable Stock, as applicable, held by such Agent for the making of payments or deliveries in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment or delivery. If the Company, a Subsidiary or an Affiliate of any of them acts as Paying Agent or Conversion Agent, as applicable, it shall segregate the money, Class A Common Stock and Applicable Stock, as applicable, held by it as Paying Agent or Conversion Agent, as applicable and hold it as a separate trust fund.

The Company at any time may require a Paying Agent or Conversion Agent, as applicable to pay all Cash, Class A Common Stock and Applicable Stock, as applicable, held by it to the Trustee, and to account for any funds and Class A Common Stock or Applicable Stock, as applicable, disbursed by it, and the Trustee may at any time during the continuance of any default, upon the written request to the Paying Agent or Conversion Agent, as applicable, require such Paying Agent or Conversion Agent, as applicable to forthwith pay to the Trustee all Cash, Class A Common Stock and Applicable Stock, as applicable, so held in trust. Upon doing so, the Paying Agent or Conversion Agent, as applicable shall have no further liability for such Cash, Class A Common Stock or Applicable Stock, as applicable.

Section 2.5. Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee on or before each semi-annual interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

Section 2.6. Transfer and Exchange.

(a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to the Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate, each in the form included in Exhibit A attached hereto and in form satisfactory to the Registrar and each duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained for such purpose pursuant to Section 2.3, the Company shall execute, and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any transfer or exchange shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange.

Neither the Company, the Registrar nor the Trustee shall be required to exchange or register a transfer of (i) any Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed), (ii) any Securities in respect of which a Repurchase Notice or a Fundamental Change Repurchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be repurchased in part, the portion thereof not to be repurchased) or (iii) any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

(b) Any Registrar appointed pursuant to Section 2.3 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(c) Each Holder of a Security agrees to indemnify the Company, the Registrar and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.7. Replacement Securities.

If (a) any mutilated Security is surrendered to the Company, the Registrar or the Trustee, or (b) the Company, the Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company, the Registrar or the Trustee that such Security has been acquired by a bona fide or protected purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a certificate number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed by the Company pursuant to Article III or repurchased by the Company pursuant to Article IV or V, the Company in its discretion may, instead of issuing a new Security, pay, redeem or repurchase such Security, as the case may be to the Holder of record.

Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or the Registrar) connected therewith.

Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.8. Outstanding Securities; Determinations of Holders’ Action.

Securities outstanding at any time are all the Securities authenticated by the Trustee, except for those cancelled by it, those paid, redeemed or repurchased pursuant to Section 2.7, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding.

A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent, waiver, or other Act hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other Act, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination.

If a Security is replaced pursuant to Section 2.7, the replaced Security ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide or protected purchaser unaware that such Security has been replaced.

If the Paying Agent holds, in accordance with the terms of this Indenture, prior to 10:00 a.m., New York City time, on the Stated Maturity or a Redemption Date or on the Business Day immediately following a Repurchase Date or a Fundamental Change Repurchase Date, as the case may be, Cash or securities, if permitted hereunder, sufficient to pay Securities payable, then immediately after such Stated Maturity, Redemption Date, Repurchase Date or Fundamental Change Repurchase Date, as the case may be, such Securities shall cease to be outstanding and interest (including Contingent Interest and Additional Amounts, if any) on such Securities shall cease to accrue.

If a Security is converted in accordance with Article XII, then from and after the time of conversion on the date of conversion, such Security shall cease to be outstanding and interest (including Contingent Interest and Additional Amounts, if any) on such Security shall cease to accrue.

Section 2.9. Temporary Securities.

Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.3, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Section 2.10. Cancellation.

All Securities surrendered for payment, repurchase by the Company pursuant to Articles IV or V, conversion, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article XII. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee’s customary procedure.

Section 2.11. Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment (whether in Cash, Class A Common Stock or Applicable Stock) of principal of, Redemption Price, Repurchase Price or Fundamental Change Repurchase Price, and interest (including Contingent Interest and Additional Amounts, if any) on the Security, for the purpose of receiving Cash, Class A Common Stock or Applicable Stock upon conversion and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.12. Additional Transfer and Exchange Requirements.

(a) Transfer and Exchange of Global Securities.

(i) Certificated Securities shall be issued in exchange for interests in the Global Securities only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities or if it at any time ceases to be a “clearing agency” registered under the Exchange Act, if so required by applicable law or regulation and a successor Depositary is not appointed by the Company within 90 days, (y) the Company decides to discontinue use of the system of book-entry transfer through DTC (or any successor depositary) or (z) an Event of Default has occurred and is continuing. In any such case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver Certificated Securities in an aggregate principal amount equal to the principal amount of such Global Securities in exchange therefor. Only Restricted Certificated Securities shall be issued in exchange for beneficial interests in Restricted Global Securities, and only Unrestricted Certificated Securities shall be issued in exchange for beneficial interests in Unrestricted Global Securities. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the Persons in whose name such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures.

(ii) Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 2.12(a)(i), a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(b) Transfer and Exchange of Certificated Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities in accordance with Section 2.12(a)(i), and, on or after such event, Certificated Securities are presented by a Holder to the Registrar with a request:

(x) to register the transfer of the Certificated Securities to a person who will take delivery thereof in the form of Certificated Securities only; or

(y) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

such Registrar shall register the transfer or make the exchange as requested; provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first paragraph of Section 2.6; and

(ii) in the case of a Restricted Certificated Security, such request shall be accompanied by the following additional information and documents, as applicable:

(A) if such Restricted Certificated Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Certificated Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate);

(B) if such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB in accordance with Rule 144A, or pursuant to an effective registration statement under the Securities Act or in compliance with Rule 904 under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate);

(C) if such Restricted Certificated Security is being issued to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), a certificate to that effect from the Holder (in substantially the form set forth in the Transfer Certificate) and a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities in the form obtained from the Trustee;

(D) if such Restricted Certificated Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 pursuant to and in compliance with an exemption from the registration requirements under the Securities Act, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate) and if the Company or the Registrar so requests, a customary Opinion of Counsel, certificates and other information reasonably acceptable to the Company and the Registrar to the effect that such transfer does not require registration under the Securities Act.

(c) Transfer of a Beneficial Interest in a Restricted Global Security for a Beneficial Interest in an Unrestricted Global Security. Any person having a beneficial interest in a Restricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of an Unrestricted Global Security. Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any person having a beneficial interest in a Restricted Global Security and the following additional information and documents in such form as is customary for the Depositary from the Depositary or its nominee on behalf of the person having such beneficial interest in the Restricted Global Security (all of which may be submitted by facsimile or electronically):

(i) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate); or

(ii) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate) and, if the Company or the Trustee so requests, a customary

Opinion of Counsel, certificates and other information reasonably acceptable to the Company and the Register to the effect that such transfer does not require registration under the Securities Act,

the Registrar shall reduce or cause to be reduced the aggregate principal amount of the Restricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Unrestricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver an Unrestricted Global Security.

(d) Transfer of a Beneficial Interest in an Unrestricted Global Security for a Beneficial Interest in a Restricted Global Security. Any person having a beneficial interest in an Unrestricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of a Restricted Global Security. Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depository or its nominee on behalf of any person having a beneficial interest in an Unrestricted Global Security and the following additional information and documents in such form as is customary for the Depositary, from the Depositary or its nominee on behalf of the person having such beneficial interest in the Unrestricted Global Security (all of which may be submitted by facsimile or electronically):

(i) a certification from the Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such beneficial interest is being transferred to a person that the transferor reasonably believes is a QIB in accordance with Rule 144A; or

(ii) a certification from the Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such beneficial interest is being transferred in compliance with Rule 904 under the Act; or

(iii) a certification from the Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such beneficial interest is being transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities in the form obtained from the Trustee.

The Registrar shall reduce or cause to be reduced the aggregate principal amount of the Unrestricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Restricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Restricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver a Restricted Global Security.

(e) Transfers of Certificated Securities for Beneficial Interest in Global Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 2.12(a)(i) which required such exchange shall cease to exist, the Company shall mail notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities or interests in Global Securities by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:

(x) to register the transfer of such Certificated Securities to a person who will take delivery thereof in the form of a beneficial interest in a Global Security, which request shall specify whether such Global Security will be a Restricted Global Security or an Unrestricted Global Security, or

(y) to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities (provided that in the case of such an exchange, Restricted Certificated Securities may be exchanged only for Restricted Global Securities and Unrestricted Certificated Securities may be exchanged only for Unrestricted Global Securities), the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly) authenticate and deliver a new Global Security;

provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to Section 2.6(a);

(ii) in the case of a Restricted Certificated Security to be transferred for a beneficial interest in an Unrestricted Global Security, such request shall be accompanied by the following additional information and documents, as applicable:

(A) if such Restricted Certificated Security is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

(B) if such Restricted Certificated Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate) and, if the Company or the Registrar so requests, a customary Opinion of Counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer does not require registration under of the Securities Act;

(iii) in the case of a Restricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by the following information and documents, as applicable:

(A) if such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

(B) if such Restricted Certificated Security is being transferred in compliance with Rule 904 under the Act, certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

(C) if such Restricted Certificated Security is being transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate) and a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities in the form obtained from the Trustee;

(iv) in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in an Unrestricted Global Security, such request need not be accompanied by any additional information or documents; and

(v) in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by the following additional information and documents, as applicable:

(A) if such Unrestricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

(B) if such Unrestricted Certificated Security is being transferred in compliance with Rule 904 under the Act, certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

(C) if such Unrestricted Certificated Security is being transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate) and a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities in the form obtained from the Trustee;

(f) Legends.

(i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Global Security and Certificated Security (and all Securities issued in exchange therefor or upon registration of transfer or replacement thereof) shall bear a legend in substantially the form called for by footnote 2 to Exhibit A attached hereto (each a “Transfer Restricted Security”), for so long as it is required by this Indenture to bear such legend. Each Transfer Restricted Security shall have attached thereto a certificate (a “Transfer Certificate”) in substantially the form called for by footnote 5 to Exhibit A attached hereto.

(ii) Upon any sale or transfer of a Transfer Restricted Security (x) after the expiration of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act, (y) pursuant to Rule 144 or (z) pursuant to an effective registration statement under the Securities Act:

(A) in the case of any Restricted Certificated Security, any Registrar shall permit the Holder thereof to exchange such Restricted Certificated Security for an Unrestricted Certificated Security, or (under the circumstances described in Section 2.12(e)) to transfer such Restricted Certificated Security to a transferee who shall take such Security in the form of a beneficial interest in an Unrestricted Global Security, and in each case shall rescind any restriction on the transfer of such Security; provided, however, that the Holder of such Restricted Certificated Security shall, in connection with such exchange or transfer, comply with the other applicable provisions of this Section 2.12; and

(B) in the case of any beneficial interest in a Restricted Global Security, the Trustee shall permit the beneficial owner thereof to transfer such beneficial interest to a transferee who shall take such interest in the form of a beneficial interest in an Unrestricted Global Security and shall rescind any restriction on transfer of such beneficial interest; provided, however, that such Unrestricted Global Security shall continue to be subject to the provisions of Section 2.12(a)(ii); and provided, further, that the owner of such beneficial interest shall, in connection with such transfer, comply with the other applicable provisions of this Section 2.12.

(iii) Upon the exchange, registration of transfer or replacement of Securities not bearing the legend described in paragraph (1) above, the Company shall execute, and the Trustee shall authenticate and deliver, Securities that do not bear such legend and that do not have a Transfer Certificate attached thereto.

(iv) After the expiration of the holding period pursuant to Rule 144(k) of the Securities Act, the Company may with the consent of the Holder of a Restricted Global Security or a Restricted Certificated Security, remove any restriction of transfer on such Security, and the Company shall execute, and the Trustee shall authenticate and deliver, Securities that do not bear such legend and that do not have a Transfer Certificate attached thereto.

(v) Until the expiration of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act or a transfer pursuant to Rule 144 or pursuant to an effective registration statement under the Securities Act, the shares of Class A Common Stock issued upon conversion of the Securities shall bear the legend in substantially the form called for by Exhibit B attached hereto.

(g) Transfers to the Company. Nothing contained in this Indenture or in the Securities shall prohibit the sale or other transfer of any Securities (including beneficial interests in Global Securities) to the Company or any of its Subsidiaries, which Securities shall thereupon be cancelled in accordance with Section 2.10.

Section 2.13. CUSIP Numbers.

The Company may issue the Securities with one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

Section 2.14. Ranking.

The indebtedness of the Company arising under or in connection with this Indenture and every outstanding Security issued under this Indenture from time to time constitutes and will constitute a senior unsecured general obligation of the Company, ranking equally with existing and future senior unsecured Indebtedness of the Company and ranking senior in right of payment to any future Indebtedness of the Company that is expressly made subordinate to the Securities by the terms of such Indebtedness.

For purposes of this Section 2.14 only, “Indebtedness” means, without duplication, the principal or face amount of:

(a) all obligations for borrowed money;

(b) all obligations evidenced by bonds, debentures, notes or other similar instruments;

(c) all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto);

(d) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business;

(e) all obligations as lessee which are capitalized in accordance with generally accepted accounting principles; and

(f) all Indebtedness of others guaranteed by the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

ARTICLE III

REDEMPTION

Section 3.1. The Company’s Right to Redeem; Notice to Trustee.

Prior to March 1, 2011, the Securities will not be redeemable at the Company’s option. Beginning on March 1, 2011, the Company, at its option, may redeem the Securities in accordance with this Article III at any time as a whole, or from time to time in part, at a redemption price in Cash equal to 100% of the principal amount of Securities to be redeemed plus any accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any) on those Securities to, but not including, the Redemption Date (the “Redemption Price”).

In the event that the Company elects to redeem the Securities on a date that is on or after any Regular Record Date but on or before the corresponding Interest Payment Date, the Company shall be required to pay any accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any) to the same Holder to whom the Company pays the principal of such Security regardless of whether such Holder was the registered Holder on the Regular Record Date immediately preceding such Redemption Date and, if the Holder to whom the Company pays the principal, interest (including Contingent Interest and Additional Amounts, if any) was not the registered Holder on the Regular Record Date, such payment shall be in lieu of payment to the registered Holder on such Regular Record Date.

If the Company elects to redeem Securities, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Securities to be redeemed and the Redemption Price. The Company shall give this notice to the Trustee by a Company Order at least 35 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

Section 3.2. Selection of Securities to Be Redeemed.

If fewer than all of the outstanding Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Securities to be redeemed by lot, on a pro rata basis or by any other method the Trustee considers fair and appropriate. The Trustee shall make the selection within five Business Days after it receives the notice provided for in Section 3.1 from outstanding Securities not previously called for redemption.

Securities and portions of Securities that the Trustee selects shall be in principal amounts of $1,000 or a multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of the Securities to be redeemed.

Securities and portions of Securities that are to be redeemed are convertible by the Holder until 5:00 p.m., New York City time, on the Business Day immediately preceding the Redemption Date. If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

Section 3.3. Notice of Redemption.

At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

The notice of redemption shall identify the Securities to be redeemed and shall state:

(a) the Redemption Date;

(b) the Redemption Price;

(c) the then current Conversion Rate;

(d) the name and address of the Paying Agent and Conversion Agent;

(e) that Securities called for redemption may be converted at any time prior to 5:00 p.m., New York City time, on the Business Day preceding the Redemption Date;

(f) that Holders who want to convert their Securities must satisfy the requirements set forth in Article XII;

(g) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(h) in the case of any Security redeemed in part, that the Holder of such Security will receive a new Security or Securities, of authorized denominations for the principal amount thereof remaining unredeemed;

(i) if fewer than all of the outstanding Securities are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Securities to be redeemed;

(j) that, unless the Company defaults in making payment of such Redemption Price, interest (including Contingent Interest and Additional Amounts, if any) on Securities called for redemption will cease to accrue on and after the Redemption Date;

(k) the CUSIP number(s) of the Securities to be redeemed; and

(l) any other information the Company at the discretion of the Company.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company makes such request at least five Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.3; provided, further, that the text of the notice of redemption shall be prepared by the Company.

Section 3.4. Effect of Notice of Redemption.

Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price.

Section 3.5. Deposit of Redemption Price.

Prior to 10:00 a.m., New York City time, on the applicable Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of any of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of Cash (in immediately available funds if deposited on the Redemption Date) sufficient to pay the aggregate Redemption Price of all Securities or portions thereof which are to be redeemed as of such Redemption Date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted.

If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the applicable Redemption Date, Cash sufficient to pay the Redemption Price of any Securities for which notice of redemption is given, then, on such Redemption Date, such Securities will cease to be outstanding and interest (including Contingent Interest and Additional Amounts, if any) on such Securities will cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Redemption Price upon delivery of such Securities).

Section 3.6. Securities Redeemed in Part.

Any Certificated Security which is to be redeemed only in part shall be surrendered at the office of the Paying Agent and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to the unredeemed portion of the Security surrendered.

Section 3.7. Repayment to the Company.

To the extent that the aggregate amount of Cash deposited by the Company pursuant to Section 3.5 exceeds the aggregate Redemption Price of the Securities or portions thereof which the Company is redeeming as of the Redemption Date, then, promptly after the Redemption Date, the Paying Agent shall return any such excess to the Company.

ARTICLE IV

REPURCHASE OF SECURITIES

AT THE OPTION OF HOLDERS

ON SPECIFIC DATES

Section 4.1. Optional Put.

(a) Securities shall be repurchased by the Company, at the option of the Holder thereof, on March 1, 2011, March 1, 2014, March 1, 2019, March 1, 2024 and March 1, 2029 (each, a “Repurchase Date”), at a repurchase price in Cash equal to 100% of the principal amount of those Securities plus accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any) to, but not including, such Repurchase Date (the “Repurchase Price”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 4.1(c).

(b) No later than 20 Business Days prior to each Repurchase Date, the Company shall mail a written notice of the repurchase right by first class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Repurchase Notice to be completed by the Holder and shall briefly state, as applicable:

(i) the date by which the Repurchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the repurchase right;

(ii) the Repurchase Date;

(iii) the Repurchase Price;

(iv) the name and address of the Paying Agent and the Conversion Agent;

(v) the Conversion Rate and any adjustments thereto;

(vi) that the Securities as to which a Repurchase Notice has been given may be converted if they are otherwise convertible pursuant to Article XII only if the Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

(vii) that the Securities must be surrendered to the Paying Agent to collect payment;

(viii) that the Repurchase Price for any Security as to which a Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Repurchase Date and the time of surrender of such Security;

(ix) the procedures the Holder must follow to exercise its put right under this Section 4.1;

(x) the conversion rights, if any, of the Securities;

(xi) the procedures for withdrawing a Repurchase Notice;

(xii) that, unless the Company defaults in making payment of such Repurchase Price, interest (including Contingent Interest and Additional Amounts, if any) on Securities surrendered for repurchase by the Company will cease to accrue on and after the Repurchase Date; and

(xiii) the CUSIP number(s) of the Securities.

At the Company’s request, the Trustee shall give the notice of repurchase right in the Company’s name and at the Company’s expense; provided, however, that the Company makes such request at least three Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of repurchase right must be given to the Holder in accordance with this Section 4.1(b); provided, further, that the text of the notice of repurchase right shall be prepared by the Company.

(c) A Holder may exercise its right specified in Section 4.1(a) upon delivery of a written notice of repurchase (a “Repurchase Notice”), substantially in the form of Exhibit C hereto, to the Paying Agent at any time during the period beginning at 9:00 a.m., New York City time, on the date that is 20 Business Days immediately preceding the relevant Repurchase Date until 5:00 p.m., New York City time, on the Business Day immediately preceding such Repurchase Date, stating:

(i) the certificate number of the Security which the Holder will deliver to be repurchased or the appropriate Depositary procedures if Certificated Securities have not been issued;

(ii) the portion of the principal amount of the Security which the Holder will deliver to be repurchased, which portion must be in principal amounts of $1,000 or a multiple of $1,000; and

(iii) that such Security shall be repurchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture.

The delivery of such Security to the Paying Agent with, or at any time after delivery of, the Repurchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this Section 4.1 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

The Company shall repurchase from the Holder thereof, pursuant to this Section 4.1, a portion of a Security, so long as the principal amount of such portion is $1,000 or a multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 4.1 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Repurchase Date and the time of delivery of the Security.

Notwithstanding anything contained herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 4.1(c) shall have the right to withdraw such Repurchase Notice at any applicable time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 4.3.

The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

Section 4.2. Manner of Payment of Repurchase Price.

The Repurchase Price will be paid in Cash.

Section 4.3. Effect of Repurchase Notice.

Upon receipt by the Paying Agent of the Repurchase Notice specified in Section 4.1(c), the Holder of the Security in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Repurchase Price with respect to such Security. Securities in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article XII on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn as specified in the following paragraph.

A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Repurchase Date, specifying:

(a) the certificate number, if any, or the appropriate Depositary procedures, if applicable, of the Security in respect of which such notice of withdrawal is being submitted;

(b) the principal amount of the Security with respect to which such notice of withdrawal is being submitted; and

(c) the principal amount, if any, of such Security which remains subject to the original Repurchase Notice and which has been or will be delivered for repurchase by the Company.

Section 4.4. Deposit of Repurchase Price.

Prior to 10:00 a.m., New York City time, on the applicable Repurchase Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate

of any of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of Cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Repurchase Price of all the Securities or portions thereof which are to be repurchased on such Repurchase Date.

If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the applicable Repurchase Date, Cash sufficient to pay the Repurchase Price of any Securities for which a Repurchase Notice has been tendered and not withdrawn pursuant to Section 4.3, then, immediately after such Repurchase Date, such Securities will cease to be outstanding and interest (including Contingent Interest and Additional Interest Amounts, if any) on such Securities will cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Repurchase Price upon delivery of such Securities).

Section 4.5. Securities Repurchased in Part.

Any Certificated Security which is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not repurchased.

Section 4.6. Covenant to Comply With Securities Laws Upon Repurchase of Securities.

When complying with the provisions of Section 4.1 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall:

(a) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act;

(b) file the required related Schedule TO (or any successor schedule, form or report) under the Exchange Act; and

(c) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under this Article IV to be exercised in the time and in the manner specified therein.

To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Article IV, the Company’s compliance with such laws and regulations shall not in and of itself cause a breach of its obligations under this Article IV.

Section 4.7. Repayment to the Company.

To the extent that the aggregate amount of Cash deposited by the Company pursuant to Section 4.4 exceeds the aggregate Repurchase Price of the Securities or portions thereof which the Company is obligated to repurchase on the Repurchase Date, then, promptly after the Repurchase Date, the Paying Agent shall return any such excess to the Company.

ARTICLE V

REPURCHASE AT THE OPTION OF HOLDERS

UPON A REPURCHASE EVENT

Section 5.1. Fundamental Change Put.

(a) General. If a Fundamental Change occurs, any Securities not previously repurchased, redeemed or converted by the Company shall be repurchased by the Company at the option of the Holder thereof at a repurchase price in Cash equal to 100% of the principal amount of the Securities to be repurchased, plus accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any) on those notes to, but not including, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), subject to satisfaction by or on behalf of any Holder of the requirements set forth in Section 5.1(c). The repurchase event repurchase date must be within 30 days after the date of the mailing of the Fundamental Change Company Notice under Section 5.1 (b) (the “Fundamental Change Repurchase Date”).

A “Fundamental Change” shall be deemed to have occurred upon the occurrence of either a “change in control” or a “termination of trading” where:

(i) a “change in control” will be deemed to have occurred at such time as:

(A) any person or group (other than the Camner family and their heirs, lineal descendants, trusts, foundation and similar family affiliated entities, legatees and legal representatives of any of the foregoing and the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries or the grantors thereof (the “Camner Family”), unless, after giving effect to such transaction, (1) Class A Common Stock ceases to be listed on a United States national securities exchange or approved for quotation on the NASDAQ National Market or any similar United States system for automated dissemination of quotations of securities prices or (2) less than 20% of the outstanding shares of the Class A Common Stock remain beneficially owned by persons other than the Camner Family) is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the voting stock;

(B) the Company consolidates with, or merges with or into, another person or any person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction in which the persons that beneficially owned, directly or indirectly, the shares of voting stock immediately prior to such transaction beneficially own immediately after such transaction, directly or indirectly, shares of voting stock representing not less than a majority of the total voting power of all outstanding classes of voting stock of the continuing or surviving corporation in substantially the same proportion as such ownership prior to the transaction;

(C) a majority of the members of the Company’s board of directors are not continuing directors (as defined below);

(D) the sale, lease, transfer or other conveyance or disposition of all or substantially all of the Company’s assets or property to any person or group; or

(E) the Company is liquidated or dissolved, or its stockholders approve any plan or proposal for the liquidation or dissolution of the Company;

Provided, however,

(1) a “change in control” will not be deemed to have occurred if the last sale price of the Class A Common Stock for any five Trading Days during the ten Trading Days immediately preceding the change in control is at least equal to or exceeds 105% of the conversion price in effect on such Trading Day; and

(2) a “change in control” will not be deemed to have occurred under Section 5.1.(a)(i)(A) or Section 5.1.(a)(i)(B), if in the case of a merger or consolidation, all of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) in the merger or consolidation constituting the change in control consists of common stock traded on a United States national securities exchange or quoted on the NASDAQ National Market (or which will be so traded or quoted when issued or exchanged in connection with such change in control) and as a result of such transaction or transactions the notes become convertible solely into such common stock.

(ii) a “termination of trading” shall occur if the Company’s Applicable Stock is neither listed for trading on a United States national or regional securities exchange nor approved for trading on the NASDAQ National Market, NASDAQ SmallCap Market or any other established United States system of automated dissemination of quotations of securities prices.

For purposes of this section, a “continuing director” means, as of any date of determination, any member of the Company’s board of directors who:

(1) was a member of such board of directors on the date of this Indenture; or

(2) was nominated for election or elected to such board of directors with the approval of: (a) a majority of the continuing directors who were members of such board at the time of such nomination or election, or (b) a nominating committee, a majority of which committee shall be continuing directors as the time of such nomination or election.

For purposes of this section, the terms “person” or “group” shall have the meanings used for purposes of Sections 13(d) and 14(d) of the Exchange Act.

For purposes of this section, the terms “beneficial owner,” “beneficially owned” and similar terms shall have the meanings set forth in Rule 13d-3 under the Exchange Act.

For purposes of this section, the term “voting stock” shall mean the Company’s Capital Stock entitled to vote generally in the election of directors.

(b) Notice of Fundamental Change. No later than 20 days after the occurrence of a Fundamental Change, the Company shall mail a written notice of Fundamental Change (the “Fundamental Change Company Notice”) by first class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Fundamental Change Repurchase Notice to be completed by the Holder and shall briefly state, as applicable:

(i) the events causing a Fundamental Change and the date of such Fundamental Change;

(ii) that the Holder has a right to require the Company to repurchase the Holder’s Securities;

(iii) the date by which the Fundamental Change Repurchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the Fundamental Change repurchase right;

(iv) the Fundamental Change Repurchase Date;

(v) the Fundamental Change Repurchase Price;

(vi) the name and address of the Paying Agent and the Conversion Agent;

(vii) the Conversion Rate applicable on the date of the Fundamental Change Company Notice and any adjustments to the Conversion Rate that may result from the Fundamental Change;

(viii) that the Securities as to which a Fundamental Change Repurchase Notice has been given may be converted if they are otherwise convertible pursuant to Article XII only if the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

(ix) that the Securities must be surrendered to the Paying Agent to collect payment;

(x) that the Fundamental Change Repurchase Price for any Security as to which a Fundamental Change Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Fundamental Repurchase Date and the time of surrender of such Security;

(xi) the procedures the Holder must follow to exercise its Fundamental Change repurchase right under this Section 5.1;

(xii) the conversion rights, if any, of the Securities;

(xiii) the procedures for withdrawing a Fundamental Change Repurchase Notice;

(xiv) that, unless the Company defaults in making payment of such Fundamental Change Repurchase Price, interest (including Contingent Interest and Additional Amounts, if any) on Securities surrendered for repurchase by the Company will cease to accrue on and after the Fundamental Change Repurchase Price; and

(xv) the CUSIP number(s) of the Securities.

At the Company’s request, the Trustee shall give the Fundamental Change Company Notice in the Company’s name and at the Company’s expense; provided, however, the Company makes such request at least three Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such Fundamental Change Company Notice must be given to the Holders in accordance with this Section 5.1(b); provided, further, that the text of the Fundamental Change Company Notice shall be prepared by the Company.

(c) Fundamental Change Repurchase Notice. A Holder may exercise its right specified in Section 5.1(a) upon delivery of a written notice of repurchase (a “Fundamental Change Repurchase Notice”), substantially in the form of Exhibit D hereto, to the Paying Agent at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, stating:

(i) the certificate number of the Security which the Holder will deliver to be repurchased or the appropriate depositary procedures if Certificated Securities have not been issued;

(ii) the portion of the principal amount of the Security which the Holder will deliver to be repurchased, which portion must be $1,000 or a multiple of $1,000; and

(iii) that such Security shall be repurchased on the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture.

The delivery of such Security to the Paying Agent with, or at any time after delivery of, the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided, however, that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 5.1 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Fundamental Change Repurchase Notice.

The Company shall repurchase from the Holder thereof, pursuant to this Section 5.1, a portion of a Security, so long as the principal amount of such portion is $1,000 or a multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 5.1 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of delivery of the Security.

Notwithstanding anything contained herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 5.1(c) shall have the right to withdraw such Fundamental Change Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 5.3.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

Section 5.2. Manner of Payment of Fundamental Change Repurchase Price.

The Securities to be repurchased with respect to any Fundamental Change Repurchase Date pursuant to 5.1(a) will be paid in Cash.

Section 5.3. Effect of Fundamental Change Repurchase Notice.

Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice specified in Section 5.1(c), the Holder of the Security in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Fundamental Change Repurchase Price with respect to such Security. Securities in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article XII on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn as specified in the following paragraph.

A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Fundamental Change Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(a) the principal amount of the Security with respect to which such notice of withdrawal is being submitted;

(b) the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted; and

(c) the principal amount, if any, of such Security which remains subject to the original Fundamental Change Repurchase Notice and which has been or will be delivered for repurchase by the Company.

Section 5.4. Deposit of Fundamental Change Repurchase Price.

Prior to 10:00 a.m., New York City time, on the applicable Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of any of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of Cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Securities or portions thereof which are to be repurchased on such Fundamental Change Repurchase Date.

If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the applicable Fundamental Change Repurchase Date, Cash sufficient to pay the Fundamental Change Repurchase Price of any Securities for which a Fundamental Change Repurchase Notice has been tendered and not withdrawn pursuant to Section 5.3, then, immediately after such Fundamental Change Repurchase Date, such Securities will cease to be outstanding and interest (including Contingent Interest and Additional Amounts, if any) on such Securities will cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery of such Securities).

Section 5.5. Securities Repurchased in Part.

Any Certificated Security which is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not repurchased.

Section 5.6. Covenant to Comply With Securities Laws Upon Repurchase of Securities.

When complying with the provisions of Section 5.1 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall:

(a) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act;

(b) file the required related Schedule TO (or any successor schedule, form or report) under the Exchange Act; and

(c) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under this Article V to be exercised in the time and in the manner specified therein.

To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Article V, the Company’s compliance with such laws and regulations shall not in and of itself cause a breach of its obligations under this Article V.

Section 5.7. Repayment to the Company.

To the extent that the aggregate amount of Cash deposited by the Company pursuant to Section 5.4 exceeds the aggregate Fundamental Change Repurchase Price of the Securities or portions thereof which the Company is obligated to repurchase as of the Fundamental Change Repurchase Date then, promptly after the Fundamental Change Repurchase Date, the Paying Agent shall return any such excess to the Company.

ARTICLE VI

COVENANTS

Section 6.1. Payment of Securities.

The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Principal amount, Redemption Price, Repurchase Price and Fundamental Change Repurchase Price and accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any) shall be considered paid on the applicable date due if by 10:00 a.m., New York City time, on such date the Paying Agent holds, in accordance with this Indenture, Cash or securities, if permitted hereunder, sufficient to pay all such amounts then due. The Company shall, to the fullest extent permitted by law, pay interest on overdue principal and overdue installments of interest (including Contingent Interest and Additional Amounts, if any) at the rate borne by the Securities per annum. Except as otherwise specified, all references in this Indenture or the Securities to interest shall be deemed to include, without duplication, Additional Amounts, if any, payable pursuant to the Registration Rights Agreement.

Payment of the principal of and interest (including Contingent Interest and Additional Amounts, if any) on the Securities shall be in Cash, except as provided herein.

The Company shall pay interest (including Contingent Interest and Additional Amounts, if any) on the Securities to the Person in whose name the Securities are registered at the close of business on the Regular Record Date next preceding the corresponding Interest Payment Date. Any such interest (including Contingent Interest and Additional Amounts, if any)

not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may be paid (a) to the Person in whose name the Securities are registered at the close of business on a Special Record Date for the payment of such defaulted interest (including Contingent Interest and Additional Amounts, if any) to be fixed by the Trustee, notice whereof will be given to the Holders not less than 10 days prior to such Special Record Date or (b) at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange.

If a Security is redeemed pursuant to Article III hereof or the Holder elects to require the Company to repurchase such Security pursuant to either Article IV or Article V hereof on a date that is after the Regular Record Date and prior to the corresponding Interest Payment Date, interest (including Contingent Interest and Additional Amounts, if any) accrued and unpaid on such Security to, but not including, the applicable Redemption Date, Repurchase Date or Fundamental Change Repurchase Date will be paid to the same Holder to whom the Company pays the principal of such Security regardless of whether such Holder was the registered Holder on the Regular Record Date immediately preceding the applicable Redemption Date, Repurchase Date or Fundamental Change Repurchase Date.

Holders must surrender the Securities to the Paying Agent to collect payment of principal. Payment of interest (including Contingent Interest and Additional Amounts, if any) on Certificated Securities will be made by (i) check mailed to the address of the Person entitled thereto as such address appears in the Register if such Securities have an aggregate principal amount of $5 million or less or (ii) wire transfer of immediately available funds to an account designated by such Person if such Securities have an aggregate principal amount in excess of $5 million. Notwithstanding the foregoing, so long as the Securities are registered in the name of a Depositary or its nominee, all payments with respect to the Securities shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Section 6.2. SEC and Other Reports to the Trustee.

The Company shall ensure delivery to the Trustee within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act in accordance with TIA Section 314(a); provided, however, that the Company shall not be required to deliver to the Trustee any material for which the Company has sought and received confidential treatment by the SEC. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with annual and quarterly reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 6.3. Compliance Certificate.

The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending September 30, 2004) an Officers’ Certificate, stating whether or not to the knowledge of the signers thereof, the Company is in Default in the performance and observance of any of the terms, provisions and conditions of this Indenture and if the Company shall be in Default, specifying all such Defaults and the nature and status thereof of which they may have knowledge.

Section 6.4. Further Instruments and Acts.

Upon reasonable request of the Trustee, or as otherwise necessary, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 6.5. Maintenance of Office or Agency of the Trustee, Registrar, Paying Agent and Conversion Agent.

The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, redemption, repurchase or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. An office of the Trustee shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 15.2.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.

Section 6.6. Delivery of Information Required Under Rule 144A.

So long as the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, at any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Class A Common Stock issued upon conversion thereof, the Company will make available the information required pursuant to Rule 144A(d)(4) under the Securities Act to such Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Class A Common Stock issued upon conversion thereof, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. Whether a person is a beneficial owner shall be determined by the Company to the Company’s reasonable satisfaction.

Section 6.7. Waiver of Stay, Extension or Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount, Redemption Price, Repurchase Price or Fundamental Change Repurchase Price in respect of Securities, or any interest (including Contingent Interest and Additional Amounts, if any) on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.8. Statement by Officers as to Default.

The Company shall deliver to the Trustee, as soon as practicable and in any event within five Business Days after the Company becomes aware of the occurrence of any Default or Event of Default or, an Officers’ Certificate setting forth the details of such Default or Event of Default and the action which the Company proposes to take with respect thereto.

ARTICLE VII

SUCCESSOR CORPORATION

Section 7.1. When Company May Merge or Transfer Assets.

The Company shall not consolidate with, merge with or into, or sell, assign, convey, transfer or lease its properties and assets substantially in their entirety (computed on a consolidated basis) to any Person, unless:

(a) either (i) the Company is the surviving entity or (ii) the successor or transferee (the “successor corporation”) is a corporation organized and existing under the laws of the United States, any State thereof, or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, all of the obligations of the Company under the Securities and the Indenture;

(b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or the passage of time, or both, would become an Event of Default under this Indenture shall exist; and

(c) the Company shall have delivered to the Trustee an Officers’ Certificate and, if requested by the Trustee, an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, sale, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article VII and that all conditions precedent herein provided for relating to such transaction have been satisfied.

Section 7.2. Successor Corporation Substituted.

Upon any consolidation with or merger into any corporation, or any conveyance, transfer or lease of the properties and assets of the Company substantially in their entirety in accordance with Section 7.1, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and in the case of a conveyance, transfer, or lease of the properties and assets of the Company substantially in their entirety, the Company shall be irrevocably released from its liabilities as obligor and maker of the Securities and from its obligations under this Indenture.

ARTICLE VIII

DEFAULTS AND REMEDIES

Section 8.1. Events of Default.

So long as any Securities are outstanding, each of the following shall be an “Event of Default”:

(a) the Company defaults in the payment of the principal amount, with respect to the Securities, when the same become due and payable;

(b) the Company defaults in the payment of any accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any), in each case, when due and payable, and such default continues for a period of 30 days;

(c) following the exercise by the Holder of the right to convert a Security pursuant to and in accordance with Article XII, the Company (i) fails to deliver the Cash, if any, required to be delivered following the Company’s election to so deliver Cash upon conversion pursuant to Section 12.13 or (ii) fails to deliver the Class A Common Stock, if any, required to be delivered following the Company’s election to so deliver Class A Common Stock upon conversion pursuant to Section 12.13;

(d) the Company fails to provide the Fundamental Change Company Notice as required by this Indenture;

(e) the Company fails to comply with any of its agreements or covenants in the Securities or this Indenture (other than those referred to in clause (a) through (d) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default (defined below);

(f) the Company fails or any Subsidiary fails to make any payment at maturity on any Indebtedness, including any applicable grace periods, in an amount in excess of $15,000,000 (provided, however, that in the case of the junior subordinated deferrable interest debentures issued to the Company’s trust subsidiaries, and the trust preferred securities issued to investors in connection therewith, such amount shall be $30,000,000) in the aggregate for all such Indebtedness and such amount has not been paid or discharged within 30 days after receipt by the Company of a Notice of Default,;

(g) a default by the Company or any Subsidiary that results in the acceleration of maturity of any Indebtedness of the Company or any Subsidiary, at any one time, in an amount in excess of $15,000,000 (provided, however, that in the case of the junior subordinated deferrable interest debentures issued to the Company’s trust subsidiaries, and the trust preferred securities issued to investors in connection therewith, such amount shall be $30,000,000) in the aggregate for all such Indebtedness unless such Indebtedness is discharged or the acceleration is rescinded, stayed or annulled within 30 days after receipt by the Company of a Notice of Default;

(h) the Company or any Significant Subsidiary, pursuant to or under or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case or proceeding;

(ii) consents to the entry of any order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv) makes a general assignment for the benefit of its creditors;

(v) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(vi) consents to the filing of such petition or the appointment of or taking possession by a Custodian; or

(i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any Significant Subsidiary, in an involuntary case or proceeding;

(ii) appoints a Custodian of the Company or any Significant Subsidiary, or for any substantial part of its property; or

(iii) orders the winding up or liquidation of the Company or any Significant Subsidiary,

and the order of decree remains unstayed and in effect for 60 days.

A Default under clause (e), (f) or (g) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (e), (f) or (g) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

Section 8.2. Acceleration.

If an Event of Default (other than an Event of Default specified in Section 8.1(h) or (i)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the principal amount plus accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any) on all the Securities to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately.

If an Event of Default specified in Section 8.1(h) or (i) occurs and is continuing, the principal amount plus accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any) on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders.

The Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree for payment of money under this Indenture or the Notes and if all existing Events of Default have been cured or waived except nonpayment of the principal amount plus accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any) that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 9.7 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 8.3. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy to collect the payment of the principal amount plus accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any) on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 8.4. Waiver of Past Defaults.

Subject to Sections 8.7 and 11.2, the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default (or Event of Default) and its consequences except:

(a) an Event of Default in the payment of the principal of, or any interest (including Contingent Interest and Additional Amounts, if any), with respect to, any Security or the payment of any applicable Repurchase Price, Fundamental Change Repurchase Price or Redemption Price; or

(b) a Default in respect of any provision of this Indenture or the Securities, which, under Section 11.2, cannot be amended or modified without the consent of each Securityholder affected thereby.

When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 8.4 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 8.5. Control by Majority.

The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity or security satisfactory to it. This Section 8.5 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 8.6. Limitation on Suits.

A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

(a) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(b) the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

(e) the Holders of a majority in aggregate principal amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

Section 8.7. Rights of Holders to Receive Payment or to Convert.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount, Redemption Price, Repurchase Price, Fundamental Change Repurchase Price or interest (including Contingent Interest and Additional Amounts, if any) in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities and in this Indenture, and to convert such Securities in accordance with Article XII, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected adversely without the consent of such Holder.

Section 8.8. Collection Suit by Trustee.

If an Event of Default described in Section 8.1(a) or (b), occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount owing with respect to the Securities and the amounts provided for in Section 9.7.

Section 8.9. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount, Redemption Price, Repurchase Price, Fundamental Change Repurchase Price or interest (including Contingent Interest and Additional Amounts, if any) in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal amount, Redemption Price, Repurchase Price, Fundamental Change Repurchase Price, or interest (including Contingent Interest and Additional Amounts, if any) and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 9.7) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.7.

Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 8.10. Priorities.

(a) If the Trustee collects any money pursuant to this Article VIII, it shall pay out the money in the following order:

FIRST: to the Trustee for amounts due under Section 9.7;

SECOND: to Securityholders for amounts due and unpaid on the Securities for the principal amount, Redemption Price, Repurchase Price, Fundamental Change Repurchase Price or interest (including Contingent Interest and Additional Amounts, if any), as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

THIRD: the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 8.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

Section 8.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 8.7 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding. This Section 8.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 8.12. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceedings to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

ARTICLE IX

TRUSTEE

Section 9.1. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise of those rights and powers as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

This Section 9.1(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this Section (c) does not limit the effect of Section (b) of this Section 9.1;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.5.

Subparagraphs (c)(i), (ii) and (iii) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA, respectively, and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 9.1.

(e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity or security satisfactory to it against any loss, liability or expense.

(f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

Section 9.2. Rights of Trustee.

Subject to its duties and responsibilities under Section 9.1 and under the TIA,

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;

(c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(d) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

(e) the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in reliance on such advice or Opinion of Counsel;

(f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(i) Except with respect to Sections 6.1, 6.2, 6.3 and 6.4, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 6. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Section 6.1, 6.2, 6.3, 6.4, 8.1(a)-(g) or (ii) any Default of Event of Default of which the Trustee shall have actual knowledge or shall have received written notification;

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other person employed to act hereunder; and

(k) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 9.3. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 9.10 and 9.11.

Section 9.4. Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use or application of the proceeds from the Securities, it shall not be responsible for any statement in any registration statement for the Securities under the Securities Act or in any offering document for the Securities, this Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

Section 9.5. Notice of Defaults.

If a Default occurs and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of the Default within 90 days after it occurs or, if later, within 15 days after it is known to the Trustee, unless such Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a Default described in Section 8.1(a) or (b), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of the Securityholders. The preceding sentence shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 9.6. Reports by Trustee to Holders.

Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b). The Trustee will also transmit by mail all reports as required by TIA Section 313(c).

The Company agrees to notify the Trustee promptly whenever the Securities become listed on any securities exchange and of any delisting thereof.

Section 9.7. Compensation and Indemnity.

The Company agrees to:

(a) pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

(b) reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its own negligence or willful misconduct or bad faith; and

(c) fully indemnify the Trustee, any predecessor Trustee and each of their directors and officers for, and to hold each of them harmless against, any and all loss, damage, claim, liability, cost or expense (including reasonable attorney’s fees and expenses, and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence or willful misconduct or bad faith on the part of the Person so indemnified, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any powers or duties hereunder, or in connection with enforcing the provisions of this Section 9.7.

The Trustee shall notify the Company promptly of any claim for which it may seek indemnity hereunder; provided, that a failure to notify shall not relieve the Company of its obligations hereunder except to the extent the Company is materially prejudiced by such failure. The Trustee shall have the right to employ one separate counsel in any such action or proceeding and participate in the investigation and defense thereof, and the Company shall pay the reasonable fees and expenses of such separate counsel; provided, however, that the Trustee may only employ such separate counsel at the expense of the Company if in the reasonable judgment of the outside counsel to the Trustee (i) a conflict of interest exists by reason of common representation or (ii) there are legal defenses available to the Trustee that are different from or are in addition to those available to the Company or if all parties commonly represented do not agree as to the action (or inaction) of counsel.

To secure the Company’s payment obligations in this Section 9.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the principal amount, Redemption Price, Repurchase Price, Fundamental Change Repurchase Price or interest (including Contingent Interest and Additional Amounts, if any), as the case may be, on particular Securities.

The Company’s payment obligations pursuant to this Section 9.7 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 8.1(h) or (i), the expenses including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any Bankruptcy Law.

Section 9.8. Replacement of Trustee.

The Trustee may resign by so notifying the Company; provided, however, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 9.8. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company as soon as practicable shall remove the Trustee if:

(a) the Company becomes aware that the Trustee fails to comply with Section 9.10;

(b) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a receiver or public officer takes charge of the Trustee or its property; or

(d) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 9.7.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may petition at the expense of the Company any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 9.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Section 9.9. Successor Trustee by Merger.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or company, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

Section 9.10. Eligibility; Disqualification.

The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. Nothing contained herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA Section 310(b).

Section 9.11. Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311 (a) to the extent indicated therein.

ARTICLE X

DISCHARGE OF INDENTURE

Section 10.1. Discharge of Liability on Securities.

When (a) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced or repaid pursuant to Section 2.7) for cancellation or (b) all outstanding Securities have become due and payable (whether at the Stated Maturity or upon acceleration, or on any Redemption Date, or with respect to any Repurchase Date or Fundamental Change Repurchase Date, or upon conversion) and the Company deposits with the Paying Agent or Conversion Agent Cash, Class A Common Stock or Applicable Stock, as applicable, sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.7), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 9.7, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and Opinion of Counsel and at the cost and expense of the Company.

Section 10.2. Repayment to the Company.

The Trustee and the Paying Agent shall return to the Company upon written request any Cash or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the Cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such Cash or securities for that period commencing after the return thereof.

ARTICLE XI

AMENDMENTS

Section 11.1. Without Consent of Holders.

The Company and the Trustee may amend this Indenture or the Securities without the consent of any Securityholder to:

(a) add to the covenants of the Company for the benefit of the Holders of Securities;

(b) surrender any right or power herein conferred upon the Company by the Indenture;

(c) provide for the assumption of the Company’s obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer, sale, lease or other disposition pursuant to Article VII;

(d) increase the Conversion Rate or reduce the Conversion Price; provided, however, that such increase in the Conversion Rate or reduction in the Conversion Price, as the case may be, is in accordance with the terms of this Indenture or shall not adversely affect the interests of the Holders of Securities;

(e) provide for a successor Trustee with respect to the Securities;

(f) add any additional Events of Default with respect to all or any of the Securities;

(g) secure the Securities;

(h) supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the discharge of the Securities, provided that such change or modification does not adversely affect the interests of the Holders of the Securities;

(i) make any changes or modifications necessary in connection with the registration of the Securities under the Securities Act as contemplated in the Registration Rights Agreement; provided, however, that such action does not adversely affect the interests of the Holders of Securities in any material respect;

(j) cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under this Indenture which the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of this Indenture; provided, however, that such action does not adversely affect the interests of the Holders of Securities;

(k) add or modify any other provisions herein with respect to matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and which would not adversely affect the interests of the Holders of Securities;

(l) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(m) provide for issuance of the Securities in coupon form; and

(n) make provision with respect to the conversion rights of Holders of the Securities in accordance with this Indenture in connection with a reclassification, consolidation, combination, merger or sale of all or substantially all of the Company’s property and assets.

Section 11.2. With Consent of Holders.

Except as provided below in this Section 11.2, this Indenture or the Securities may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of this Indenture or the Securities may be waived, in each case with the written consent or affirmative vote of the Holders of not less than a majority of the principal amount of the Securities at the time outstanding.

Without the written consent or the affirmative vote of each Holder of Securities affected thereby (in addition to the written consent or the affirmative vote of the Holders of at least a majority of the principal amount of the Securities at the time outstanding), an amendment or waiver under this Section 11.2 may not:

(a) change the stated maturity of the principal amount of or the payment date of any installment of interest (including Contingent Interest and Additional Amounts, if any) on, or with respect to any Security;

(b) reduce the principal amount of, the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price of, or rate of interest (including Contingent Interest and Additional Amounts, if any) on, any Security;

(c) change the currency of payment of principal amount of, or interest (including Contingent Interest and Additional Amounts, if any) on, or the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price of, any Security from U.S. Dollars;

(d) alter the manner of calculation or rate of accrual of interest (including Contingent Interest and Additional Amounts, if any) on, or, the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price of, any Security;

(e) impair the right of any Holder to institute suit for the enforcement of any repurchase of, payment on or with respect to, or conversion of, any Security, including any payment on or after the stated maturity of the Securities, in the case of redemption, on or after the Redemption Date, or in the case of repayment at the option of the Holder, on or after the Repurchase Date or Fundamental Change Repurchase Date;

(f) modify the obligation of the Company to maintain an agency in The City of New York pursuant to Section 6.5;

(g) adversely affect the right of Holders of the Securities to convert such Securities as provided in Article XII;

(h) adversely affect the right of Holders of the Securities to require the Company to repurchase such Securities as provided in Articles IV and V;

(i) modify the optional redemption provisions of Article III in a manner that adversely affects the Holders of the Securities;

(j) reduce the percentage of the principal amount of the outstanding Securities the written consent or affirmative vote of whose Holders is required to take specific actions under the Indenture;

(k) reduce the percentage of the principal amount of the outstanding Securities the written consent or affirmative vote of whose Holders is required for any waiver of any past Default provided for in this Indenture; or

(l) modify any of (a)-(k) above.

It shall not be necessary for the consent of the Holders under this Section 11.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 11.2 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

Nothing contained in this Section 11.2 shall impair the ability of the Company and the Trustee to amend this Indenture or the Securities without the consent of any Securityholder to provide for the assumption of the Company’s obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer, sale, lease or other disposition pursuant to Article VII.

Section 11.3. Compliance with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

Section 11.4. Revocation and Effect of Consents, Waivers and Actions.

Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder’s Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

Section 11.5. Notation on or Exchange of Securities.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article XI may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

Section 11.6. Trustee to Sign Supplemental Indentures.

The Trustee shall sign any supplemental indenture authorized pursuant to this Article XI if the amendment contained therein does not affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 9.1) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

Section 11.7. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE XII

CONVERSION

Section 12.1. Conversion Privilege.

(a) Subject to and upon compliance with the provisions of this Article XII, a Holder of a Security shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 or a multiple of $1,000) of such Security into shares of Class A Common Stock at the Conversion Rate in effect on the Conversion Date only as follows:

(i) during any fiscal quarter (beginning with the quarter ending June 30, 2004) if the Sale Price of the Class A Common Stock for at least 20 consecutive Trading Days in the Measurement Period during the immediately preceding fiscal quarter exceeds 125% of the Conversion Price in effect on the last Trading Day of such Measurement Period (in the event that the Conversion Price on such last Trading Day of such Measurement Period is not the same as the Conversion Price in effect for each of the Trading Days in such Measurement Period, the Company shall make such adjustments as it, in its discretion, deems appropriate in determining whether the foregoing condition has been met);

(ii) at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Redemption Date, if such Security has been called for redemption pursuant to Article III hereof;

(iii) as provided in Section 12.1(b).

The Company shall, determine at the end of each applicable period whether the Securities shall be convertible as a result of the occurrence of an event specified in clause (a) or

(b) of this Section 12.1 and, if the Securities shall be so convertible, the Company shall promptly deliver to the Trustee written notice thereof. Whenever the Securities shall become convertible pursuant to this Section 12.1, the Company or, at the Company’s request, the Trustee in the name and at the expense of the Company, shall notify the Holders in writing of the event triggering such convertibility in the manner provided in Section 15.2, and the Company shall also publicly announce such information and publish it on the Company’s website. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

(b) In addition, in the event that:

(i)

(A) the Company distributes to all holders of Class A Common Stock rights or warrants (other than pursuant to a stockholder rights plan) entitling them to purchase Class A Common Stock at less than the Sale Price of the Class A Common Stock at the time of the distribution of the rights or warrants; or

(B) the Company distributes to all holders of Class A Common Stock, Cash or other assets, debt securities or certain rights to purchase the Company’s securities, which distribution has a per share value as determined by the Board of Directors of the Company exceeding 15% of the Sale Price of the Class A Common Stock on the Business Day immediately preceding the declaration for such distribution;

then, in each case, the Company must notify, in writing, Holders of Securities of the occurrence of such an event at least 20 days prior to the Ex-Dividend Date for any such distribution. Once the Company has given such notice, Holders may surrender their Securities for conversion at any time until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Date or the date of announcement by the Company that the distribution will not take place. No Holder may convert its Securities pursuant to this Section 12.1(b) if such Holder may participate in the distribution without conversion.

(ii) the Company becomes party to a consolidation, merger or binding share exchange pursuant to which the Class A Common Stock of the Company would be converted into cash, securities or other property, a Holder may surrender the Securities for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual date of the transaction. If the Company becomes party to a consolidation, merger or binding share exchange pursuant to which the Class A Common Stock of the Company would be converted into cash, securities or other property, then at the effective time of the transaction, the right to convert the Securities into Class A Common Stock shall be changed into a right to convert such Securities into the kind and amount of cash, securities or other property which the Holder would have received if the Holder had converted such Securities immediately prior to the transaction. If the transaction constitutes a Fundamental Change, the Holder shall have the rights set forth in Article V above.

(iii) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) (other than the Camner Family, unless, after giving effect to such transaction, (1) the Class A Common Stock ceases to be listed on a United States national securities exchange or approved for quotation on the NASDAQ National Market or any similar United States system for automated dissemination of quotations of securities prices or (2) less than 20% of the outstanding shares of the Class A Common Stock remain beneficially owned by persons other than the Camner Family) becomes the “beneficial owner” (as such term is used in Rule 13-d-3 under the Exchange Act), directly or indirectly, of 50% or more of the total voting power of all classes of the Company’s capital stock entitled to vote generally in the election of directors, a holder may surrender the Securities for conversion at any time from and after the date that is 15 days prior to the anticipated effective date of the transaction or event until 15 days after the actual date of such transaction or event. If the transaction constitutes a Fundamental Change, the Holder shall have the rights set forth in Article V above.

Section 12.2. Conversion Procedures; Conversion Rate; Fractional Shares.

(a) Subject to Section 12.13, each Security shall be convertible at the office of the Conversion Agent into fully paid and nonassessable shares of Class A Common Stock (calculated to the nearest 1/100th of a share).

On the first date the Securities become convertible under the circumstances described in Section 12.1, the Company shall make an election at its sole and absolute discretion (the “Principal Conversion Settlement Election”) and notify the Holders in writing whether a Holder who surrenders a Security (each, a “Surrendered Security”) will be entitled to receive, in respect of the Principal Amount at Issuance of such Security upon surrender thereof, 100% Class A Common Stock, 100% Cash or a combination of Cash and Class A Common Stock. If the Company elects to settle the Conversion Obligation relating to the Principal Amount at Issuance of such Security in a combination of Cash and Class A Common Stock, the Company shall specify the percentage of the Principal Amount at Issuance to be satisfied in Cash. This notification, once provided to a Holder on the date the Securities first become convertible, is irrevocable and legally binding with regard to any conversion of the Securities under the circumstances described in Section 12.1.

The Conversion Agent shall notify the Company when it receives a Conversion Notice. Settlement of the conversion obligation relating to the principal amount of any Surrendered Securities shall be in accordance with the allocation set forth in the Principal Conversion Settlement Election. The Company shall determine the Excess Amount, and shall set forth the method at its sole and absolute discretion for settling the Conversion Obligation in respect of the Excess Amount in accordance with the procedure set forth in Section 12.13. If the Company elects to settle in Class A Common Stock only, a certificate for the number of full shares of Class A Common Stock into which the Securities are converted (and Cash in lieu of fractional shares) shall be delivered to such Holder, assuming all of the other requirements have been satisfied by such Holder, as soon as practicable after the Company issues its notification of its chosen method of settlement, in accordance with Section 12.13. If the Company elects to settle in Cash or a combination of Cash and Class A Common Stock, the Cash and, if applicable, a certificate for the number of full shares of Class A Common Stock into which the Securities are converted (and Cash in lieu of fractional shares) shall be delivered to such Holder, assuming all of the other requirements have been satisfied by such Holder, in accordance with Section 12.13. Notwithstanding the foregoing, the Company shall not be required to deliver certificates for Class A Common Stock while the stock transfer books for such stock or the security register are duly closed for any purpose, but certificates for Class A Common Stock shall be issued and delivered as soon as practicable after the opening of such books or security register.

No Cash payment of accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any) shall be paid by the Company on a converted Security, except as described in Section 12.9 hereof. Accrued and unpaid interest, Contingent Interest and Additional Amounts, if any, shall be deemed to be paid in full with the shares of Class A Common Stock issued or Cash paid upon conversion, rather than deemed cancelled, extinguished or forfeited.

The Company shall not issue any fraction of a share of Class A Common Stock in connection with any conversion of Securities, but instead shall, subject to Section 12.3(i) hereof, make a Cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Sale Price of the Class A Common Stock on the last Trading Day prior to the date of conversion.

Notwithstanding the foregoing, a Security in respect of which a Holder has delivered a Repurchase Notice or Fundamental Change Repurchase Notice exercising such Holder’s option to require the Company to repurchase such Security may be converted only if such notice of exercise is withdrawn in accordance with Sections 4.3 or 5.3 hereof, as the case may be, prior to the close of business on the Business Day immediately preceding the applicable Repurchase Date or Fundamental Change Repurchase Date, as the case may be.

(b) Before any Holder of a Security shall be entitled to convert the same into Class A Common Stock, such Holder shall, in the case of Global Securities, comply with the Applicable Procedures of the Depositary in effect at that time, and in the case of Certificated Securities, surrender such Securities, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and shall give written notice to the Company at said office or place in the form of the Conversion Notice attached to the Securities (the “Conversion Notice”) that such Holder elects to convert (in whole or in part so long as the principal amount to be converted is in multiples of $1,000 principal amount) the same and shall state in writing therein the principal amount of Security to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Class A Common Stock to be issued.

Before any such conversion, a Holder also shall pay all funds required, if any, relating to interest (including Contingent Interest and Additional Interest, if any), on the Securities, as provided in Section 12.9 and all taxes or duties, if any, as provided in Section 12.8.

If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares of Class A Common Stock that shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered.

If shares of Class A Common Stock to be issued upon conversion of a Restricted Security are to be issued in the name of a Person other than the Holder of such Restricted Security, such Holder shall deliver to the Conversion Agent a certification in substantially the form set forth in a Transfer Certificate dated the date of surrender of such Restricted Security and signed by such Holder, as to compliance with the restrictions on transfer applicable to such Restricted Security. The Company shall not be required to issue Class A Common Stock upon conversion of any such Restricted Security to a Person other than the Holder if such Restricted Security is not so accompanied by a properly completed certification, and the Registrar shall not be required to register Class A Common Stock upon conversion of any such Restricted Security in the name of a Person other than the Holder if such Restricted Security is not so accompanied by a properly completed certification.

(c) A Security shall be deemed to have been converted immediately prior to 5:00 p.m., New York City time on the date of the surrender of such Security for conversion as provided above (such date, the “Conversion Date” for such Security), and the person or persons entitled to receive the Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Class A Common Stock as of immediately prior to 5:00 p.m., New York City time on such date.

(d) In case any Certificated Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Security so surrendered, without charge to such Holder (subject to the provisions of Section 12.8 hereof), a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Certificated Securities.

(e) If a holder exercises its right to require the Company to repurchase the Securities as described in Article IV or Article V, such Holder may convert its Securities as provided above only if it withdraws its applicable Repurchase Notice or Fundamental Change Repurchase Notice and converts its Securities prior to the close of business on the business day immediately preceding the applicable Repurchase Date.

Section 12.3. Adjustment of Conversion Rate.

The Conversion Rate shall be adjusted from time to time as follows:

(a) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, pay a dividend or make a distribution in shares of Class A Common Stock to all holders of its outstanding shares of Class A Common Stock, then the Conversion Rate in effect at the opening of business on the date next following the Record Date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by multiplying such Conversion Rate by a fraction:

(i) the numerator of which shall be the sum of the number of shares of Class A Common Stock outstanding at the close of business on such Record Date fixed for such determination and the total number of shares constituting such dividend or other distribution; and

(ii) the denominator of which shall be the number of shares of Class A Common Stock outstanding at the close of business on such Record Date fixed for such determination.

Such increase shall become effective immediately after the opening of business on the day following the Record Date fixed for such determination.

If any dividend or distribution of the type described in this Section 12.3(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

(b) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, subdivide its outstanding shares of Class A Common Stock into a greater number of shares of Class A Common Stock, then the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case the Company shall, at any time or from time to time while any of the Securities are outstanding, combine its outstanding shares of Class A Common Stock into a smaller number of shares of Class A Common Stock, then the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased. In each such case, the Conversion Rate shall be adjusted by multiplying such Conversion Rate by a fraction, the numerator of which shall be the number of shares of Class A Common Stock outstanding immediately after giving effect to such subdivision or combination and the denominator of which shall be the number of shares of Class A Common Stock outstanding immediately prior to such subdivision or combination. Such increase or reduction, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(c) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, issue rights or warrants (other than pursuant to a shareholders rights plan) exercisable for a period less than or equal to 60 days (other than any rights or warrants referred to in Section 12.3(d)), to all holders of its shares of Class A Common Stock entitling them to subscribe for or purchase shares of Class A Common Stock (or securities convertible into or exchangeable or exercisable for shares of Class A Common Stock), at a price per share (or having a conversion, exchange or exercise price per share) less than the Sale Price of the Class A Common Stock on the Trading Day immediately preceding the date of the announcement of such issuance (treating the conversion, exchange or exercise price per share of the securities convertible into or exchangeable or exercisable for Class A Common Stock as equal to the quotient of (x) the sum of (i) the price for a unit of the security convertible into or exchangeable or exercisable for Class A Common Stock and (ii) any additional consideration initially payable upon the conversion, exchange or exercise of such security into Class A Common Stock divided by (y) the number of shares of Class A Common Stock initially underlying such convertible, exchangeable or exercisable security), then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date after such date of announcement by a fraction:

(i) the numerator of which shall be the number of shares of Class A Common Stock outstanding at the close of business on the date of announcement, plus the total number of additional shares of Class A Common Stock so offered for subscription or purchase (or into which the convertible, exchangeable or exercisable securities so offered are convertible, exchangeable or exercisable); and

(ii) the denominator of which shall be the number of shares of Class A Common Stock outstanding on the close of business on the date of announcement, plus the number of shares (or convertible, exchangeable or exercisable securities) which the aggregate offering price of the total number of shares (or convertible, exchangeable or exercisable securities) so offered for subscription or purchase (or the aggregate conversion, exchange or exercise price of the convertible securities so offered) would purchase at the Sale Price of the Class A Common Stock on the Business Day immediately preceding the date of the announcement of such issuance (determined by multiplying such total number of shares so offered by the exercise price of such rights or warrants and dividing the product so obtained by such Sale Price).

Such adjustment shall become effective immediately after the opening of business on the day following the date of announcement of such issuance.

To the extent that shares of Class A Common Stock (or securities convertible into or exchangeable or exercisable for shares of Class A Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Class A Common Stock (or securities convertible into or exchangeable or exercisable for shares of Class A Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Class A Common Stock at less than such Sale Price, and in determining the aggregate offering price of such shares of Class A Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration if other than Cash, to be determined in good faith by the Board of Directors of the Company.

(d) (i) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, by dividend or otherwise, distribute to all holders of its shares of Class A Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation and the Class A Common Stock is not changed or exchanged), shares of its Capital Stock (other than any dividends or distributions to which Section 12.3(a) applies), evidences of its Indebtedness or other non-Cash assets, including securities, but excluding (x) any rights or warrants referred to in Section 12.3(c), (y) dividends or distributions of stock referred to in Section 12.3(a) and (z) dividends and distributions paid exclusively in Cash (such capital stock, evidence of its indebtedness, other non-Cash assets or securities being distributed hereinafter in this Section 12.3(d) called the “distributed assets”), then, in each such case, subject to the other provisions of this Section 12.3(d), the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction:

(A) the numerator of which shall be the Current Market Price of Class A Common Stock; and

(B) the denominator of which shall be such Current Market Price, less the Fair Market Value on such date of the portion of the distributed assets so distributed applicable to one share of Class A Common Stock (determined on the basis of the number of shares of Class A Common Stock outstanding on the Record Date) (determined as provided in Section 12.3(h)).

Such increase shall become effective immediately prior to the opening of business on the day following the Record Date for such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

(ii) If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 12.3(d) by reference to the actual or when issued trading market for any distributed assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price pursuant to Section 12.3(h) to the extent possible, unless the Board of Directors determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the Holders.

(iii) In the event any such distribution consists of shares of capital stock of, or similar equity interests in, one or more of the Company’s Subsidiaries (a “Spin-Off”), the Fair Market Value of the securities to be distributed shall equal the average of the closing sale prices of such securities on the principal securities market on which such securities are traded for the ten consecutive Trading Days commencing on and including the sixth Trading Day of those securities after the effectiveness of the Spin-Off, and the Current Market Price shall be measured for the same period. In the event, however, that an underwritten initial public offering of the securities in the Spin-Off occurs simultaneously with the Spin-Off, Fair Market Value of the securities distributed in the Spin-Off shall mean the initial public offering price of such securities and the Current Market Price shall mean the Sale Price for the Class A Common Stock on the same Trading Day.

(iv) Rights or warrants distributed by the Company to all holders of its shares of Class A Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”), (x) are deemed to be transferred with such shares of Class A Common Stock, (y) are not exercisable and (z) are also issued in respect of future issuances of shares of Class A Common Stock shall be deemed not to have been distributed for purposes of this Section 12.3(d) (and no adjustment to the Conversion Rate under this Section 12.3(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different distributed assets, evidences of indebtedness or other assets, or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). Pursuant to rights issued under any Company shareholder’s rights plan, if holders of the Securities exercising the right of conversion after the date the rights separate from the underlying Class A Common Stock are not entitled to receive the rights that would otherwise be attributable to the shares of Class A Common Stock received upon conversion, the Conversion Rate will be adjusted as though the rights were being distributed to holders of Class A Common Stock on the date of such separation. If such an adjustment is made and the rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment will be made to the conversion rate on an equitable basis.

In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding paragraph) with respect thereto, that resulted in an adjustment to the Conversion Rate under this Section 12.3(d):

(A) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a Cash distribution, equal to the per share redemption or repurchase price received by a holder of shares of Class A Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of shares of Class A Common Stock as of the date of such redemption or repurchase; and

(B) in the case of such rights or warrants which shall have expired or been terminated without exercise, the Conversion Rate shall be readjusted as if such rights and warrants had never been issued.

(v) For purposes of this Section 12.3(d) and Sections 12.3(a), 12.3(b) and 12.3(c), any dividend or distribution to which this Section 12.3(d) is applicable that also includes (x) shares of Class A Common Stock, (y) a subdivision or combination of shares of Class A Common Stock to which Section 12.3(b) applies or (z) rights or warrants to subscribe for or purchase shares of Class A Common Stock or securities convertible into or exercisable or exchangeable for Class A Common Stock to which Section 12.3(c) applies (or any combination thereof), shall be deemed instead to be:

(A) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants, other than such shares of Class A Common Stock, such subdivision or combination or such rights or warrants or securities convertible into or exercisable or exchangeable for Class A Common Stock to which Sections 12.3(a), 12.3(b) and 12.3(c) apply, respectively (and any Conversion Rate increase required by this Section 12.3(d) with respect to such dividend or distribution shall then be made), immediately followed by

(B) a dividend or distribution of such shares of Class A Common Stock, such subdivision or combination or such rights or warrants or securities convertible into or exercisable or exchangeable for Class A Common Stock (and any further Conversion Rate increase required by Sections 12.3(a), 12.3(b) and 12.3(c) with respect to such dividend or distribution shall then be made), except:

(1) the Record Date of such dividend or distribution shall be substituted as (x) “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution,” “Record Date fixed for such determinations” and “Record Date” within the meaning of Section 12.3(a), (y) “the day upon which such subdivision becomes effective” and “the day upon which such combination becomes effective” within the meaning of Section 12.3(b), and (z) as “the date fixed for the determination of stockholders entitled to receive such rights or warrants,” “the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants” and such “Record Date” within the meaning of Section 12.3(c); and

(2) any shares of Class A Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 12.3(a) and any reduction or increase in the number of shares of Class A Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

(e) In case the Company shall, by dividend or otherwise, at any time any Securities are outstanding distribute (a “Triggering Distribution”) Cash to all or substantially all holders of its Class A Common Stock, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying such Conversion Rate in effect on the Record Date for such Triggering Distribution by a fraction of which the numerator shall be the Current Market Price per share of the Class A Common Stock on the Record Date, and the denominator shall be the Current Market Price per share of the Class A Common Stock on the Record Date less the aggregate amount of cash so distributed applicable to one share of Class A Common Stock (determined on the basis of the number of shares of Class A Common Stock outstanding on the Record Date), such increase to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid. It is expressly understood that a stock buyback, repurchase or similar transaction or program shall in no event be considered a Triggering Distribution for purposes of this Section 12.3(e).

Notwithstanding the foregoing, adjustments to the Conversion Rate resulting from quarterly cash dividends may not cause the Conversion Rate to exceed 37.31 (the quotient obtained by dividing $1,000 by the last reported sale price per share of the Class A Common Stock on February 24, 2004) as adjusted for any other adjustment pursuant to this Section 12.3.

(f) In case the Company or any of its Subsidiaries shall, at any time or from time to time while any of the Securities are outstanding, make any tender offer or exchange offer for all or any portion of the shares of Class A Common Stock for Cash or other consideration, to the extent that the aggregate amount of Cash and the Fair Market Value, as of the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, of any other consideration paid in respect of such tender offer or exchange offer (determined on a per share basis) exceeds the Sale Price per share of Class A Common Stock on the trading day next succeeding the last date on which tenders or exchange may be made pursuant to such tender or exchange offer then the Conversion Rate shall be adjusted such that immediately after the close of business on the date an Excess Amount Per Share is paid or distributed, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date for such payment by a fraction:

(A) the numerator of which shall be equal to the Current Market Price on the Record Date; and

(B) the denominator of which shall be equal to the Current Market Price on such date minus such Excess Amount Per Share.

(g) In case someone other than the Company or one of its Subsidiaries makes a payment of Cash or other consideration in respect of a tender offer or exchange offer in which:

(A) as of the closing date of the offer, the Company’s Board of Directors is not recommending rejection of the offer;

(B) the tender offer or exchange offer is for an amount that increases the offeror’s ownership of the Company’s Class A Common Stock to more than 10% of the total shares of Class A Common Stock outstanding; and

(C) the aggregate amount of such Cash and the Fair Market Value, as of the expiration of such tender offer or exchange offer, of any such other consideration paid in respect of such tender offer or exchange offer (determined on a per share basis) exceeds the Sale Price per share of the Class A Common Stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer;

the Conversion Rate shall be adjusted such that immediately after the close of business on the date an Excess Amount Per Share is paid or distributed, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date for such payment by a fraction:

(1) the numerator of which shall be equal to the Current Market Price on the Record Date; and

(2) the denominator of which shall be equal to the Current Market Price on such date minus such Excess Amount Per Share.

Provided, however, no adjustment will be made if as of the closing date of such offer, the offering documents disclose a plan or an intention to cause the Company to engage in a consolidation or merger or sale of substantially all of the Company’s assets, the offeror accepts the tender of at lease 50% of the outstanding Class A Common Stock at the expiration of the offer, and such merger, consolidation or asset sale is completed within 120 days of the expiration of such tender offer or exchange offer, and provided that if the merger, consolidation or asset sale is not completed by such time, the conversion rate will be adjusted, retroactive to the date the tender offer or exchange offer expired.

(h) For purposes of this Article XII, the following terms shall have the meanings indicated:

(i) “Current Market Price” on any date means the average of the daily Sale Prices per share of Class A Common Stock for the ten consecutive Trading Days immediately prior to such date; provided, however, that if the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 12.3(a), (b), (c), (d), (e), (f) or (g) occurs during such ten consecutive Trading Days, “Current Market Price” shall be calculated for such period in a manner determined conclusively in good faith by the Board of Directors to reflect the impact of such event on the Closing Price of the Class A Common Stock during such period.

For purposes of this paragraph, the term “ex” date, when used:

(x) with respect to any issuance or distribution, means the first date on which the shares of Class A Common Stock trade regular way on the relevant exchange or in the relevant market from which the Sale Price was obtained without the right to receive such issuance or distribution;

(y) with respect to any subdivision or combination of shares of Class A Common Stock, means the first date on which the shares of Class A Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and

(z) with respect to any tender or exchange offer, means the first date on which the shares of Class A Common Stock trade regular way on such exchange or in such market after the expiration of such offer.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 12.3, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 12.3 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

(ii) “Excess Amount Per Share” shall mean, with respect to Section 12.3(f) or (g), the extent that the aggregate amount of Cash and the Fair Market Value, as of the expiration of any tender offer or exchange offer, of any other consideration paid in respect of such tender offer or exchange offer (determined on a per share basis) exceeds the Sale Price per share of Class A Common Stock on the trading day next succeeding the last date on which tenders or exchange may be made pursuant to such tender or exchange offer.

(iii) “Fair Market Value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s length transaction (as determined in good faith by the Board of Directors, whose good faith determination shall be conclusive).

(iv) “Record Date” shall mean (except as expressly provided elsewhere in this Section 12.3):

(w) with respect to Section 12.3(a), the date fixed for determination of stockholders entitled to receive the Class A Common Stock issued in such dividend or distribution;

(x) with respect to Section 12.3(d), the date fixed for determination of stockholders entitled to receive the distributed assets;

(y) with respect to Section 12.3(e), the date fixed for determination of stockholders entitled to receive the Cash paid in such dividend or distribution; and

(z) with respect to Sections 12.3(f) and (g), the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer;

in each case, whether such date is fixed by the Board of Directors or by statute, contract or otherwise.

(i) The Company shall be entitled at its election to make such additional increases in the Conversion Rate, in addition to those required by Sections 12.3(a), (b), (c), (d), (e), (f) and (g) as shall be necessary in order that any dividend or distribution of Class A Common Stock, any subdivision, reclassification or combination of shares of Class A Common Stock or any issuance of rights or warrants referred to above shall not be taxable to the holders of Class A Common Stock for United States federal income tax purposes.

(j) To the extent permitted by applicable law, the Company may, from time to time, increase the Conversion Rate by any amount for any period of time, if such period is at least 20 days, the Board of Directors determines that the increase in the Conversion Rate is in the best interest of the Company, and the increase is irrevocable during the period. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the register of the Securities maintained by the Registrar, at least 15 days prior to the date the increased Conversion Rate takes effect, a notice of the increase stating the increased Conversion Rate and the period during which it will be in effect.

(k) In any case in which this Section 12.3 shall require that any adjustment be made effective as of or retroactively immediately following a Record Date, the Company may elect to defer (but only for five Trading Days following the filing of the statement referred to in Section 12.5) issuing to the Holder of any Securities converted after such Record Date the shares of Class A Common Stock issuable upon such conversion over and above the shares of Class A Common Stock issuable upon such conversion on the basis of the Conversion Rate prior to adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(l) All calculations under this Section 12.3 shall be made to the nearest cent or one-hundredth of a share, with one-half cent and 0.005 of a share, respectively, being rounded upward. Notwithstanding any other provision of this Section 12.3, the Company shall not be required to make any adjustment of the Conversion Rate unless such adjustment would require an increase or decrease of at least 1% of such rate. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in such rate. Any adjustments under this Section 12.3 shall be made successively whenever an event requiring such an adjustment occurs.

(m) In the event that at any time, as a result of an adjustment made pursuant to this Section 12.3, the Holder of any Securities thereafter surrendered for conversion shall become entitled to receive any shares of stock of the Company other than shares of Class A Common Stock into which the Securities originally were convertible, the Conversion Rate of such other shares so receivable upon conversion of any such Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Class A Common Stock contained in subparagraphs (a) through (j) of this Section 12.3, and the provision of Sections 12.1, 12.2 and 12.4 through 12.9 with respect to the Class A Common Stock shall apply on like or similar terms to any such other shares and the good faith determination of the Board of Directors as to any such adjustment shall be conclusive.

(n) No adjustment shall be made pursuant to this Section 12.3 if the Holders of the Securities may participate in the transaction that would otherwise give rise to an adjustment pursuant to this Section 12.3.

Section 12.4. Consolidation or Merger of the Company.

If any of the following events occurs, namely:

(a) any reclassification or change of the outstanding Class A Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) as a result of which all of the holders of Class A Common Stock shall be entitled to receive stock, securities or other property or assets (including Cash or any combination thereof) with respect to or in exchange for all of their Class A Common Stock;

(b) any merger, consolidation, statutory share exchange or combination of the Company with another corporation as a result of which all of the holders of Class A Common Stock shall be entitled to receive stock, securities or other property or assets (including Cash or any combination thereof) with respect to or in exchange for all of their Class A Common Stock; or

(c) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other person as a result of which all of the holders of Class A Common Stock shall be entitled to receive stock, securities or other property or assets (including Cash or any combination thereof) with respect to or in exchange for all of their Class A Common Stock;

the Company or the successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that the Holder’s right to convert a Security into Class A Common Stock shall be changed to a right to convert a Security into the kind and amount of shares of stock and other securities or property or assets (including Cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Securities been converted into Class A Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Class A Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, Cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance (provided, that if the kind or amount of securities, Cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance is not the same for each share of Class A Common Stock in respect of which such rights of election shall not have been exercised (“Non-Electing Share”), then for the purposes of this Section 12.4, the kind and amount of securities, Cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XII. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Class A Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 12.4 shall similarly apply to successive reclassifications, changes, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

If this Section 12.4 applies to any event or occurrence, Section 12.3 shall not apply.

Section 12.5. Notice of Adjustment.

Whenever an adjustment in the Conversion Rate with respect to the Securities is required:

(a) the Company shall forthwith place on file with the Trustee and any Conversion Agent for such securities a certificate of the Treasurer of the Company, stating the adjusted Conversion Rate determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment; and

(b) a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall forthwith be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, to each Holder in the manner provided in Section 15.2 hereof. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

Section 12.6. Notice in Certain Events.

In case:

(a) of a consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or conveyance to another Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Exchange Act) of all or substantially all of the property and assets of the Company; or

(b) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

(c) of any action triggering an adjustment of the Conversion Rate referred to in clauses (y) or (z) below;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent, and shall cause to be given, to the Holders of the Securities in the manner provided in Section 15.2 hereof, at least 15 days prior to the applicable date hereinafter specified, a notice stating:

(y) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants or other securities triggering an adjustment to the Conversion Rate pursuant to this Article XII, or, if a record is not to be taken, the date as of which the holders of record of Class A Common Stock entitled to such distribution, rights or warrants or other securities are to be determined, or

(z) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up described under clauses (a), (b) and (c) of Section 12.4 that changes a Holder’s right to convert its Class A Common Stock to a right to convert into another kind and amount of securities or other property or assets is expected to become effective, and the date as of which it is expected that holders of Class A Common Stock of record shall be entitled to exchange their Class A Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger sale, conveyance, dissolution, liquidation or winding up.

Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in clause (a), (b) or (c) of this Section 12.6.

Section 12.7. Company To Reserve Stock; Registration; Listing.

(a) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Class A Common Stock for the purpose of effecting the conversion of the Securities, such number of its duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all Securities then outstanding into such Class A Common Stock at any time (assuming that, at the time of the computation of such number of shares or securities, all such Securities would be held by a single Holder). The Company covenants that all shares of Class A Common Stock which may be issued upon conversion of Securities shall upon issue be fully paid and nonassessable and free from all liens and charges and, except as provided in Section 12.8, taxes with respect to the issue thereof.

(b) If any shares of Class A Common Stock which would be issuable upon conversion of Securities hereunder require registration with or approval of any governmental authority before such shares or securities may be issued upon such conversion, the Company shall use its commercially reasonable efforts to cause such shares or securities to be duly registered or approved, as the case may be. The Company further covenants that so long as the Class A Common Stock shall be quoted on the NASDAQ National Market, the Company shall use its commercially reasonable efforts, if permitted by the rules of the NASDAQ National Market, to quote and keep quoted all Class A Common Stock issuable upon conversion of the

Securities, and the Company shall use its commercially reasonable efforts to list the shares of Class A Common Stock required to be delivered upon conversion of the Securities prior to such delivery upon any other national securities exchange upon which the outstanding Class A Common Stock is listed at the time of such delivery.

Section 12.8. Taxes on Conversion.

The issue of stock certificates on conversion of Securities shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer taxes in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Class A Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Class A Common Stock or the portion, if any, of the Securities which are not so converted in a name other than that in which the Securities so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid. Nothing herein shall preclude any tax withholding required by law or regulation.

Section 12.9. Conversion After Record Date.

Except as provided in this Section 12.9, a converting Holder of Securities shall not be entitled to receive any cash payments with respect to accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any) on any such Securities being converted. By delivery to the Holder of the number of shares of Class A Common Stock or other consideration issuable or Cash payable upon conversion in accordance with this Article XII, any accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any) on such Securities will be deemed to have been paid in full. If any Securities are surrendered for conversion subsequent to the record date preceding an Interest Payment Date but prior to such Interest Payment Date, the Holder of such Securities at the close of business on such record date shall receive the interest (including Contingent Interest and Additional Amounts, if any) payable on such Security on such Interest Payment Date notwithstanding the conversion thereof. Securities surrendered for conversion during the period from the close of business on any record date preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall be accompanied by payment from converting Holders, for the account of the Company, in New York Clearing House funds, or other funds of an amount equal to the interest (including Contingent Interest and Additional Amounts, if any) payable on such Interest Payment Date on the Securities being surrendered for conversion; provided that no such payment is required if (a) the Company has specified a Redemption Date during the period from the close of business on any record date preceding any Interest Payment Date through and including such Interest Payment Date or (b) any overdue interest (including any overdue Contingent Interest and Additional Amounts, if any) exists at the time of the conversion with respect to the Securities converted, but only to the extent of the amount of such overdue interest.

Except as provided in Section 12.2(a) and this Section 12.9, no payment or adjustments in respect of payments of interest (including Contingent Interest and Additional

Amounts, if any) on Securities surrendered for conversion or any dividends or distributions or interest on the Class A Common Stock issued upon conversion shall be made upon the conversion of any Securities.

Section 12.10. Company Determination Final.

Any determination that the Company or the Board of Directors must make pursuant to this Article XII shall be conclusive if made in good faith and in accordance with the provisions of this Article, absent manifest error, and set forth in a Board Resolution.

Section 12.11. Responsibility of Trustee for Conversion Provisions.

The Trustee has no duty to determine when an adjustment under this Article XII should be made, how it should be made or what it should be. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for any failure of the Company to comply with this Article XII. Each Conversion Agent other than the Company shall have the same protection under this Section 12.11 as the Trustee.

The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Paying Agent or Conversion Agent acting hereunder.

Section 12.12. Unconditional Right of Holders to Convert.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to convert its Security in accordance with this Article XII and to bring an action for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.

Section 12.13. Option to Satisfy Conversion Obligation with Cash, Class A Common Stock or Combination Thereof.

(a) If the Company receives any Holder’s Conversion Notice on or prior to the day that is 31 Trading Days prior to the Stated Maturity (the “Final Notice Date”), then (i) as to the Principal Amount at Issuance of the Security, the method for settlement shall be in accordance with the Principal Conversion Settlement Election and (ii) as to the Excess Amount, the Company shall notify the Holder through the Trustee, at any time on or before the date that is three Trading Days following receipt of the Conversion Notice required pursuant to Section 12.2 (such period, the “Settlement Notice Period”) of the method the Company elects to settle its obligation upon conversion of the Excess Amount (the “Excess Amount Conversion Obligation”, which together with the obligation upon conversion in respect of principal, constitutes the “Conversion Obligation”). Specifically, the Company shall notify the Holders through the Trustee whether a Holder submitting a Conversion Notice is entitled to receive, in respect of the Excess Amount Conversion Obligation, 100% Cash, 100% Class A Common Stock, or a combination of Cash and Class A Common Stock. If the Company elects to settle the Excess Amount Conversion Obligation in a combination of Cash and Class A Common Stock, the Company will specify the percentage of each obligation to be settled in Cash. The Company shall treat all Holders converting on the same Trading Day in the same manner and the Company shall not have any obligation to settle Excess Amount Conversion Obligations arising on different Trading Days in the same manner.

Settlement of the Company’s entire Conversion Obligation in Class A Common Stock only shall occur in accordance with Section 12.2(a). Settlement in Cash or in a combination of Cash and Class A Common Stock shall, subject to Section 12.13(c), occur on the third Trading Day following the final Trading Day of the 20 Trading Day period beginning on the final Trading Day of the Settlement Notice Period (the “Cash Settlement Averaging Period”).

Settlement amounts shall be computed as follows:

(i) if the Company elects to satisfy its entire Conversion Obligation, including Principal Amount at Issuance and Excess Amount, in shares of Class A Common Stock (other than with respect to fractional shares), the Company shall deliver to a Holder a number of shares of Class A Common Stock for each $1,000 original Principal Amount at Issuance of a Security equal to the applicable Conversion Rate;

(ii) if the Company elects to satisfy its entire Conversion Obligation in Cash, including Principal Amounts at Issuance and Excess Amount, the Company shall deliver to a Holder, for each $1,000 original Principal Amount at Issuance of Securities, Cash in an amount equal to the product of (i)) the applicable Conversion Rate multiplied by (ii) the average Sale Price of its Class A Common Stock during the Cash Settlement Averaging Period;

(iii) if the Company elects to satisfy its Conversion Obligation, including Principal Amount at Issuance and Excess Amount, in a combination of Cash and Class A Common Stock, the Company shall deliver to a Holder, for each $1,000 original Principal Amount at Issuance of Securities;

(1) a Cash Amount (the “Cash Amount”) (excluding any Cash in lieu of fraction shares) equal to the sum of:

(A) the product of (x) $1,000 multiplied by (y) the percentage of such Principal Amount at Issuance of a Security to be satisfied in Cash; plus

(B) if greater than zero, the product of (x) the amount of Cash that would be paid pursuant to clause (ii) immediately above minus the aggregate Principal Amount at Issuance of the Securities surrendered for conversion, multiplied by (y) the percentage of the Excess Amount to be satisfied in Cash;

and

(2) a number of shares of Class A Common Stock equal to the difference between:

(A) the number of shares of Class A Common Stock that would be issued pursuant to clause (i) immediately above, minus

(B) the number of shares equal to the quotient of (x) the Cash Amount divided by (y) the average Sale Price of the Class A Common Stock during the Cash Settlement Averaging Period.

Notwithstanding the foregoing, a Security in respect of which a Holder has delivered a Fundamental Change Repurchase Notice exercising such Holder’s right to require the Company to repurchase such Security may be converted as described in this Section 12.13(a) only if such notice of exercise is withdrawn in accordance with Section 5.3 prior to 5:00 p.m., New York city time, on the Business Day immediately preceding the Fundamental Change Repurchase Date.

(b) The Company shall settle all of its Conversion Obligations arising after the Final Notice Date in the same manner. Settlement of the Conversion Obligation relating to the principal amount of the Securities shall be according to the Principal Conversion Settlement Election. On or prior to the Final Notice Date, the Company shall notify the Holders through the Trustee of the method it chooses to settle any Excess Amount Conversion Obligations arising after the Final Notice Date.

Settlement of Conversion Obligations arising after the Final Notice Date in Class A Common Stock shall occur in accordance with Section 12.2(a). Subject to Section 12.13(c), settlement of Conversion Obligations arising after the Final Notice Date in Cash or in a combination of Cash and Class A Common Stock shall occur on the third Trading Day following the final Trading Day of the Cash Settlement Averaging Period described in the following sentence. The settlement amount of Class A Common Stock, Cash or combination of Cash and Class A Common Stock in satisfaction of Conversion Obligations arising after the Final Notice Date shall be computed in the same manner as set forth in Section 12.13(a), except that the Cash Settlement Averaging Period shall be the 20 Trading Day period beginning on the date that is the 23rd Trading Day prior to the Stated Maturity.

(c) If any Trading Day during a Cash Settlement Averaging Period is not an undisrupted Trading Day, then determination of the price for that day shall be delayed until the next undisrupted Trading Day on which a pricing is not otherwise observed and such day shall not count as one of the 20 Trading Days that constitute the Cash Settlement Averaging Period. If this results in a price being observed later than the eighth Trading Day after the last of the original 20 Trading Days in the Cash Settlement Averaging Period, then the Company shall determine all prices for all delayed and undetermined prices on that eighth Trading Day based on its good faith estimate of the value of the Class A Common Stock on that date. In the event that any Trading Day during the Cash Settlement Averaging Period beginning on the date that is the 23rd Trading Day prior to the Stated Maturity is not an undisrupted Trading Day, settlement shall occur after the Stated Maturity.

ARTICLE XIII

CONTINGENT INTEREST

Section 13.1. Contingent Interest.

The Company shall make Contingent Interest payments to the Holders of Securities, as set forth in Section 13.2 below, during any six-month period from March 1 to August 31 and from September 1 to February 28, commencing with the six-month period beginning March 1, 2011 (each a “Contingent Interest Period”), if the average Trading Price of a Security for the five Trading Day period ending on the third Trading Day immediately preceding the relevant Contingent Interest Period equals 120% or more of the Principal Amount at Issuance of such Security. During any Contingent Interest Period when Contingent Interest is payable pursuant to this Section 13.1, each Contingent Interest payment due and payable on each $1,000 Principal Amount at Issuance shall equal 0.375% per annum of the average Trading Price of such Security for the five Trading Day period ending on the third Trading Day immediately preceding the first day of the relevant six-month period. Contingent Interest, if any, shall accrue and be payable to Holders in the same manner as regular Cash interest. Regular Cash interest will continue to accrue at the rate of 3.125% per year on the principal amount of the Securities whether or not Contingent Interest is paid.

Section 13.2. Payment of Contingent Interest; Contingent Interest Rights Preserved.

(a) The Company shall pay Contingent Interest owed pursuant to Section 13.1 for any Interest Period on the Interest Payment Date immediately succeeding the applicable Interest Period to Holders of Securities as of the Regular Record Date relating to such Interest Payment Date.

(b) Upon a determination by the Company that Holders of Securities shall be entitled to receive Contingent Interest during a Contingent Interest Period, on or prior to the first day of such Contingent Interest Period, the Company shall provide notice to the Trustee and issue a press release through a public medium as is customary for such a press release.

ARTICLE XIV

TAX TREATMENT

The Company agrees, and by acceptance of a beneficial ownership interest in the Securities each Holder and each beneficial owner of the Securities will be deemed to have agreed, for United States federal income tax purposes (1) to treat the Securities as indebtedness that is subject to Treasury regulations section 1.1275-4 (the “Contingent Debt Regulations”) and, for purposes of the Contingent Debt Regulations, to treat the fair market value of any stock beneficially received upon any conversion of the Securities as a contingent payment and (2) to accrue interest with respect to the Securities as original issue discount on a constant yield basis using the comparable yield of 7.45% per annum compounded semi-annually and the projected payment schedule as determined by the Company. A Holder or beneficial owner may obtain the projected payment schedule for the Securities by submitting a written request for such information to the Company at the following address: BankUnited Financial Corporation, 255 Alhambra Circle, Coral Gables, Florida 33134, Attention: Chief Financial Officer.

Notwithstanding anything to the contrary contained herein, all persons may disclose to any and all persons, without limitation of any kind, the U.S. federal, state and local tax treatment of the Securities, the Class A Common Stock and the Company any fact relevant to understanding the U.S. federal, state and local tax treatment of the Securities, the Class A Common Stock and the Company and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and that may be relevant to understanding such tax treatment, but a Holder may not disclose our name, the name of any party identified in (i) the Indenture, (ii) any document referenced herein or (iii) any opinion or other tax analysis or information that would permit identification of any such person (and you must redact such names and other such identifying information from any materials that you do disclose) except as may be required by law.

ARTICLE XV

MISCELLANEOUS

Section 15.1. Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by TIA Section 318(c), such section of the TIA shall control. If any provision of this Indenture expressly modifies or excludes any provision of the TIA that may be so modified or excluded, the Indenture provision so modifying or excluding such provision of the TIA shall be deemed to apply.

Section 15.2. Notices.

Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person, mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

if to the Company:

BankUnited Financial Corporation

255 Alhambra Circle

Coral Gables, Florida 33134

Attn: Chief Financial Officer

Facsimile No.: (305) 231-6630

with a copy (for informational purposes only) to:

Camner, Lipsitz & Poller, PA

550 Biltmore Way, Suite 700

Coral Gables, Florida 33134

Attn: Corporate

if to the Trustee:

U.S. Bank Trust National Association

60 Livingston Avenue

St. Paul, MN 55107

Attn: Richard Prokosch

Facsimile No.: (651) 495-8097

The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

Section 15.3. Communication by Holders with Other Holders.

Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

Section 15.4. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee, if the Trustee so requests:

(a) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 15.5. Statements Required in Certificate or Opinion.

Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a) a statement that each person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(c) a statement that, in the opinion of each such person, he or she has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement that, in the opinion of such person, such covenant or condition has been complied with.

Section 15.6. Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 15.7. Rules by Trustee, Paying Agent, Conversion Agent and Registrar.

The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, the Conversion Agent, the Paying Agent and the Bid Solicitation Agent may make reasonable rules for their functions.

Section 15.8. Legal Holidays.

If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest, if any, shall accrue for the intervening period.

Section 15.9. Governing Law; Submission to Jurisdiction; Service of Process.

This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company submits to the nonexclusive jurisdiction of the courts of the State of New York and the courts of the United States of America, in each case located in the Borough of Manhattan, The City of New York and State of New York over any suit, action or proceeding arising under or in connection with this Indenture or the transactions contemplated hereby or the Securities. The Company waives any objection that it may have to the venue of any suit, action or proceeding arising under or in connection with this Indenture or the transactions contemplated hereby or the Securities in the courts of the State of New York or the courts of the United States of America, in each case located in the Borough of Manhattan, City of New York and State of New York, or that such suit, action or proceeding brought in the courts of the State of New York or the courts of the United States of America, in each case located in the Borough of Manhattan, City of New York and State of New York, was brought in an inconvenient court and agrees not to plead or claim the same.

Section 15.10. No Recourse Against Others.

No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issue of the Securities.

Section 15.11. Successors.

All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 15.12. Multiple Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

Section 15.13. Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any person, other than the parties hereto and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture or the Securities.

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

BANKUNITED FINANCIAL CORPORATION

By:	/s/ Humberto L. Lopez
Name: Humberto L. Lopez
Title: Senior Executive Vice President and CFO

U.S. BANK NATIONAL ASSOCIATION, As Trustee

By:
Name:
Title:

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

BANKUNITED FINANCIAL CORPORATION

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, As Trustee

By:	/s/ Richard H. Prokosch
Name: Richard H. Prokosch
Title: Vice President

EXHIBIT A

[FORM OF FACE OF SECURITY]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]1

[THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS NOTE AND THE CLASS A COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF BANKUNITED FINANCIAL CORPORATION, THAT (A) THIS NOTE AND THE CLASS A COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE (OR A

[1]	This legend should be included only if the Security is a Global Security.

SUCCESSOR TRUSTEE, AS APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTES (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE OR SUCCESSOR TRUSTEE, AS APPLICABLE), (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED UNDER THE SECURITIES ACT2]

[THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.] 2

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. IN ADDITION, THIS SECURITY IS SUBJECT TO REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS. UNDER SUCH REGULATIONS, THE COMPARABLE YIELD OF THIS SECURITY IS 7.45% PER ANNUM.

THE COMPANY AGREES, AND BY ACCEPTANCE OF A BENEFICIAL OWNERSHIP INTEREST IN THE SECURITIES EACH HOLDER AND EACH BENEFICIAL OWNER OF THE SECURITIES WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (1) TO TREAT THE SECURITIES AS INDEBTEDNESS THAT IS SUBJECT TO TREASURY REGULATIONS SECTION 1.1275-4 (THE “CONTINGENT DEBT REGULATIONS”) AND, FOR PURPOSES OF THE CONTINGENT DEBT REGULATIONS, TO TREAT THE FAIR MARKET VALUE OF ANY STOCK BENEFICIALLY RECEIVED UPON ANY CONVERSION OF THE SECURITIES AS A CONTINGENT PAYMENT AND (2) TO ACCRUE INTEREST WITH RESPECT TO THE SECURITIES AS ORIGINAL ISSUE DISCOUNT ON A CONSTANT YIELD BASIS USING THE COMPARABLE YIELD OF 7.45% PER ANNUM COMPOUNDED SEMI-ANNUALLY AND THE PROJECTED PAYMENT SCHEDULE AS DETERMINED BY THE COMPANY. A HOLDER OR BENEFICIAL OWNER MAY OBTAIN THE PROJECTED PAYMENT SCHEDULE FOR THE SECURITIES BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE FOLLOWING ADDRESS: BANKUNITED FINANCIAL CORPORATION, 255 ALHAMBRA CIRCLE, CORAL GABLES, FLORIDA 33134, ATTENTION: CORPORATE SECRETARY.

[2]	This legend should be included only if the Security is a Transfer Restricted Security.

BANKUNITED FINANCIAL CORPORATION

3.125% Convertible Senior Notes due 2034

No.	CUSIP: 06652BAD5

BANKUNITED FINANCIAL CORPORATION, a Florida corporation (the “Company”, which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to                             , or registered assigns, up to the principal amount of One Hundred Million Dollars ($100,000,000) [, or such greater or lesser amount as is indicated in the records of the Trustee and the Depositary,]3 on March 1, 2034, and to pay interest thereon, in arrears, from February 27, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on March 1 and September 1 in each year (each, an “Interest Payment Date”), commencing on September 1, 2004, at the rate of 3.125% per annum until the principal hereof is paid or made available for payment at March 1, 2034 or upon acceleration, or until such date on which the Securities are converted, redeemed or repurchased as provided herein, and at the rate of 3.125% per annum on any overdue principal and on any overdue installment of interest, Contingent Interest and Additional Amounts, if any. The interest so payable and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture (as hereinafter defined), be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest, which shall be the February 15 or August 15 (whether or not a Business Day), as the case may be, next preceding the corresponding Interest Payment Date (a “Regular Record Date”). Any such interest, Contingent Interest and Additional Amounts, if any, not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may be paid (a) to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee (a “Special Record Date”), notice whereof shall be given to Holders not less than 10 calendar days prior to such Special Record Date, or (b) at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

From and after the Contingent Interest Period commencing March 1, 2011, the Company shall pay Contingent Interest on this Security under the circumstances and in the amounts described in Article XIII of the Indenture. Such Contingent Interest, if any shall be payable semi-annually in arrears on each Interest Payment Date to the Holder of this Security as of the close of business on the Regular Record Date relating to such Interest Payment Date.

Contingent Interest, if any, shall accrue from March 1 to August 31 and from September 1 to February 28, as applicable, and shall be payable on the next succeeding Interest Payment Date. Contingent Interest shall be paid to the Person in whose name a Security is registered on the next preceding Regular Record Date on which Contingent Interest is payable.

The amount of Contingent Interest payable per $1,000 principal amount of Securities in respect of any Contingent Interest Period shall equal 0.375% per annum of the average Trading Price of such Security for the five Trading Day period ending on the third Trading Day immediately preceding the first day of the relevant six-month period.

Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

[3]	This phrase should be included only if the Security is a Global Security.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: February 27, 2004

BANKUNITED FINANCIAL CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

Dated: February 27, 2004

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF SECURITY]

3.125% Convertible Senior Notes due 2034

This Security is one of a duly authorized issue of 3.125% Convertible Senior Notes due 2034 (the “Securities”) of BANKUNITED FINANCIAL CORPORATION, a Florida corporation (including any successor corporation under the Indenture hereinafter referred to, the “Company”), issued under an Indenture, dated as of February 27, 2004 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The terms of the Security include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”), and those set forth in this Security. This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.	Interest.

Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

If this Security is redeemed pursuant to Section 5 of this Security or the Holder elects to require the Company to repurchase this Security pursuant to Section 6 of this Security, on a date that is after the Regular Record Date and prior to the corresponding Interest Payment Date, interest (including Contingent Interest and Additional Amounts, if any) accrued and unpaid hereon to, but not including, the applicable Redemption Date, Repurchase Date or Fundamental Change Repurchase Date shall be paid to the same Holder to whom the Company pays the principal of this Security.

Interest (including Contingent Interest and Additional Amounts, if any) on Securities converted after the close of business on a Regular Record Date but prior to the opening of business on the corresponding Interest Payment Date shall be paid to the Holder of the Securities on the Regular Record Date but, upon conversion, the Holder must pay the Company the interest (including Contingent Interest and Additional Amounts, if any) which have accrued and shall be paid on such Interest Payment Date. No such payment need be made with respect to Securities which shall be converted after a Regular Record Date and prior to the corresponding Interest Payment Date after being called for redemption if (i) the Company has specified a Redemption Date during the period from the close of business on any record date preceding any Interest Payment Date through and including such Interest Payment Date or (ii) any overdue interest (including overdue Contingent Interest and Additional Amounts, if any) exists at the time of conversion with respect to the Securities converted, but only to the extent of the amount of such overdue interest (including overdue Contingent Interest and Additional Amounts, if any).

Except as otherwise stated herein, any reference herein to interest accrued or payable as of any date shall include Contingent Interest, if any, and Additional Amounts, if any accrued or payable on such date as provided in the Registration Rights Agreement.

2.	Method of Payment.

Payment of the principal of and interest (including Contingent Interest and Additional Amounts, if any), on the Securities shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts or in Applicable Stock, as the case may be, as permitted in the Indenture. The Holder must surrender the Securities to the Paying Agent to collect payment of principal. Payment of interest (including Contingent Interest and Additional Amounts, if any) on Certificated Securities shall be made by check mailed to the address of the Person entitled thereto as such address appears in the Register and payment of interest, Contingent Interest and Additional Amounts, if any, on Certificated Securities in aggregate principal amount in excess of $5,000,000 shall be made by wire transfer in immediately available funds at the written election of such Holder. Notwithstanding the foregoing, so long as the Securities are registered in the name of a Depositary or its nominee, all payments with respect to the Securities shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3.	Paying Agent, Registrar, Conversion Agent and Bid Solicitation Agent.

Initially, U.S. Bank National Association shall act as Paying Agent, Conversion Agent and Bid Solicitation Agent. The Company may appoint and change any Paying Agent, Registrar, Conversion Agent or Bid Solicitation Agent without notice, other than notice to the Trustee; provided that the Company shall maintain at least one officer or agency of the Trustee, Registrar, Paying Agent and Conversion Agent in the State of New York, The City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or Conversion Agent. None of the Company or any Subsidiary or any Affiliate of any of them may act as Bid Solicitation Agent.

4.	Indenture.

The Securities are general unsecured obligations of the Company limited to up to $120,000,000 aggregate principal amount ($20,000,000 of which includes Securities issued upon exercise in full of the Initial Purchasers’ option to purchase additional Notes provided for in the Purchase Agreement). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.	Redemption at the Option of the Company.

The Company may, at its option, redeem the Securities at any time as a whole, or from time to time in part, on or after March 1, 2011, at a redemption price in Cash equal to 100% of the principal amount of Securities to be redeemed plus any accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any) on those Securities to, but not including, the Redemption Date.

Notice of redemption pursuant to this Section of this Security shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder’s registered address. If Cash sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to 10:00 a.m., New York City time, on the Redemption Date, then on such Redemption Date, interest (including Contingent Interest and Additional Amounts, if any) shall cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of principal amount may be redeemed in part but only in multiples of $1,000 of principal amount.

6.	Repurchase By the Company at the Option of the Holder or Upon a Fundamental Change.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the Holder, all or any portion of the Securities held by such Holder on March 1, 2011, March 1, 2014, March 1, 2019, March 1, 2024 and March 1, 2029 in multiples of $1,000 at a repurchase price in Cash equal to 100% of the principal amount of those Securities plus accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any) to, but not including, such Repurchase Date. To exercise such right, a Holder shall deliver to the Paying Agent a Repurchase Notice containing the information set forth in the Indenture, at any time from 9:00 a.m., New York City time, on the date that is 20 Business Days immediately preceding such Repurchase Date until 5:00 p.m., New York City time, on the Business Day immediately preceding such Repurchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the Holder, all or any portion of the Securities held by such Holder upon a Fundamental Change in multiples of $1,000 at the Fundamental Change Repurchase Price. To exercise such right, a Holder shall deliver to the Paying Agent a Fundamental Change Repurchase Notice containing the information set forth in the Indenture, at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

Holders have the right to withdraw any Repurchase Notice or Fundamental Change Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If Cash sufficient to pay the Repurchase Price or Fundamental Change Repurchase Price, as the case may be, of all Securities or portions thereof to be repurchased with respect to a Repurchase Date or Fundamental Change Repurchase Date, as the case may be, is deposited with the Paying Agent, at 10:00 a.m., New York City time, on the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, then, immediately after the Repurchase Date or Fundamental Change Repurchase Date, as applicable, such Securities shall cease to be outstanding and interest (including Contingent Interest and Additional Amounts, if any) on such Securities shall cease to accrue and the Holder thereof shall have no other rights as such other than the right to receive the Repurchase Price or Fundamental Change Repurchase Price upon surrender of such Security.

7.	Conversion.

Subject to and in compliance with the provisions of the Indenture (including, without limitation, the conditions to conversion of this Security set forth in Section 12.1 thereof and the right of the Company to elect to deliver Cash or a combination of Cash and Class A Common Stock set forth in Section 12.2(a) and Section 12.13 thereof), a Holder is entitled, at such Holder’s option, to convert the Holder’s Security (or any portion of the principal amount thereof that is $1,000 or a multiple of $1,000), into fully paid and nonassessable shares of Class A Common Stock at the Conversion Rate in effect on the date of conversion.

Upon conversion, the Company shall have the right to deliver, in lieu of shares of Class A Common Stock, Cash or a combination of Cash and shares of Class A Common Stock.

On the first date the Securities become convertible under the above circumstances, the Company shall notify Holders in writing of its Principal Conversion Settlement Election. This notification once provided to a Holder on the first conversion date, regardless of a Holder’s decision to convert, is irrevocable and legally binding with regard to any subsequent conversion of the Securities.

Until the Securities are surrendered for conversion, the Company shall not be required to notify Holders of its method for settling the Excess Amount of its conversion obligation of the $1,000 principal amount of the Securities.

The Company shall notify Holders of any event triggering the right to convert the Securities as specified above in accordance with the Indenture.

A Security in respect of which a Holder has delivered a Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, exercising the right of such Holder to require the Company to repurchase such Security may be converted only if such Repurchase Notice or Fundamental Change Repurchase Notice is withdrawn in accordance with the terms of the Indenture.

The initial Conversion Rate is 26.2771 shares per $1,000 principal amount of Securities, subject to adjustment in certain events described in the Indenture.

To surrender a Security for conversion, a Holder must, in the case of Global Securities, comply with the Applicable Procedures of the Depositary in effect at that time, and in the case of Certificated Securities, (1) surrender the Security to the Conversion Agent, (2) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (3) if required by the Conversion Agent, furnish appropriate endorsements and transfer documents and (4) pay all funds required, if any, relating to interest (including Contingent Interest and Additional Amounts, if any), and any transfer or similar tax or duty, if required.

No fractional share of Class A Common Stock shall be issued upon conversion of any Security. Instead, the Company shall pay a Cash adjustment as provided in the Indenture.

Except as provided in Section 12.2(a) and Section 12.9 of the Indenture, no payment or adjustment shall be made for accrued and unpaid interest (including Contingent Interest and Additional Amounts, if any) or dividends on the shares of Class A Common Stock, except as provided in the Indenture.

If the Company (i) is a party to a consolidation, merger, statutory share exchange or combination of the Company with another corporation as a result of which all the holders of Class A Common Stock shall be entitled to receive stock, securities or other property or assets (including Cash or a combination thereof) with respect to or in exchange for all of their Class A Common Stock, (ii) reclassifies or changes the shares of Class A Common Stock or (iii) conveys, transfers or leases its properties and assets as, or substantially as, an entirety to any person, the right to convert a Security into shares of Class A Common Stock may be changed to a right to convert a Security into the kind and amount of shares of stock and other securities or property or assets (including Cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Holder converted its Security into Class A Common Stock immediately prior to such transaction, in each case, in accordance with the Indenture.

8.	Denominations; Transfer; Exchange.

The Securities are in fully registered form (except in the case of a Global Security), without coupons, in denominations of $1,000 of principal amount and multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Repurchase Notice or Fundamental Change Repurchase Notice has been given and not withdrawn (except, in the case of a Security to be repurchased in part, the portion of the Security not to be repurchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

9.	Persons Deemed Owners.

The registered Holder of this Security may be treated as the owner of this Security for all purposes.

10.	Unclaimed Money or Securities.

The Trustee and the Paying Agent shall return to the Company upon written request any Cash or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

11.	Amendment; Waiver.

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent or affirmative vote of the Holders of not less than a majority in aggregate principal amount of the outstanding Securities and (ii) certain Defaults may be waived with the written consent or affirmative vote of the Holders of not less than a majority in aggregate principal amount of the outstanding Securities.

Without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to (i) add to the covenants of the Company for the benefit of the Holders of Securities, (ii) surrender any right or power conferred upon the Company in the Indenture, (iii) provide for the assumption of the Company’s obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer, sale, lease or other disposition pursuant to Article VII of the Indenture, (iv) increase the Conversion Rate or reduce the Conversion Price; provided, however, that such increase in the Conversion Rate or reduction in the Conversion Price is in accordance with the terms of the Indenture or shall not adversely affect the interest of the Holders of Securities, (v) provide for a successor Trustee with respect to the Securities, (vi) add any additional Events of Default with respect to all or any of the Securities, (vii) secure the Securities, (viii) supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the discharge of the Securities, provided that such change or modification does not adversely affect the interests of the Holders of the Securities, (ix) make any changes or modifications necessary in connection with the registration of the Securities under the Securities Act as contemplated in the Registration Rights Agreement; provided, however, that such action pursuant to this clause does not adversely affect the interests of the Holders of Securities in any material respect, (x) cure any ambiguity, correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under the Indenture which the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of the Indenture; provided, however, that such action pursuant to this clause does not adversely affect the interests of the Holders of Securities, (xi) add or modify any other provisions in the Indenture with respect to matters or questions arising thereunder which the Company and the Trustee may deem necessary or desirable and which would not adversely affect the interests of the Holders of Securities, (xii) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA, (xiii) provide for issuance of the Securities in coupon form; and (xiv) make provision with respect to the conversion rights of Holders of the Securities in accordance with this Indenture in connection with a reclassification, consolidation, combination, merger or sale of all or substantially all of the Company’s property and assets.

12.	Defaults and Remedies.

If any Event of Default other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company or its Significant Subsidiaries occurs and is continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company or its Significant Subsidiaries, the principal of all the Securities shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture.

13.	Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

14.	Calculations in Respect of Securities.

The Company or its agents shall be responsible for making all calculations called for under the Securities including, but not limited to, determination of the Current Market Price, the Trading Price, Sale Price of the Applicable Stock and Class A Common Stock and amounts of Contingent Interest, as applicable, the number of shares of Class A Common Stock, Applicable Stock and/or amount of Cash issuable upon conversion and the amounts of interest (including Contingent Interest and Additional Amounts, if any) on the Securities. Any calculations made in good faith and without manifest error shall be final and binding on Holders of the Securities if set forth in a Board Resolution. The Company or its agents shall be required to deliver to the Trustee a schedule of its calculations and the Trustee shall be entitled to conclusively rely upon the accuracy of such calculations without independent verification.

15.	No Recourse Against Others.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture, or in this Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issue of the Securities.

16.	Authentication.

This Security shall not be valid until an authorized signatory of the Trustee signs manually or by facsimile, the Trustee’s Certificate of Authentication on the other side of this Security.

17.	Abbreviations.

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.	INDENTURE TO CONTROL; GOVERNING LAW.

IN THE CASE OF ANY CONFLICT BETWEEN THE PROVISIONS OF THIS SECURITY AND THE INDENTURE, THE PROVISIONS OF THE INDENTURE SHALL CONTROL. THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Requests may be made to:

BANKUNITED FINANCIAL CORPORATION

255 Alhambra Circle

Coral Gables, Florida 33134

Attn: Chief Financial Officer

Facsimile No. (305) 231-6630

19.	Registration Rights.[4]

The Holders of the Securities are entitled to the benefits of a Registration Rights Agreement, dated as of February 27, 2004, between the Company and the Initial Purchasers named therein, including, in certain circumstances, the receipt of Additional Amounts upon a registration default (as defined in such agreement).

[4]	This section shall be deleted from any Securities that are not Transfer Restricted Securities.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Your Signature:

Date:	(Sign exactly as your name appears on the other side of this Security)
Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

CONVERSION NOTICE

To convert this Security into shares of Class A Common Stock (or Cash or a combination of shares of Class A Common Stock and Cash, if the Company so elects) of the Company, check the box  ☐

To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or a multiple of $1,000):

If you want the stock certificate made out in another person’s name fill in the form below:

(Insert assignee’s soc. sec. or tax ID no.)
(Print or type assignee’s name, address and zip code)

Your Signature:

Date:	(Sign exactly as your name appears on the other side of this Security)
Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

TRANSFER CERTIFICATE5

Re: 3.125% Convertible Senior Notes due 2034

(the “Securities”) of BankUnited Financial Corporation (the “Company”)

This certificate relates to $     principal amount of Securities owned in (check applicable box)

☐ book-entry or	☐ definitive form by (the “Transferor”).

The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Sections 2.6 and 2.12 of the Indenture dated February 27, 2004 between the Company and U.S. Bank National Association, as trustee (the “Indenture”), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

☐	Such Security is being transferred pursuant to an effective registration statement under the Securities Act; or

☐	Such Security is being transferred to the Company or a Subsidiary; or

☐	Such Security is being transferred inside the United States to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act; or

☐	Such Security is being transferred inside the United States to an “institutional accredited investor” that prior to such transfer has furnished to U.S. Bank National Association as Trustee (or a successor trustee, as applicable) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities (in the form obtained from such Trustee or successor trustee, as applicable); or

☐	Such Security is being transferred outside the United States in compliance with Rule 904 under the Securities Act; or

[5]	This certificate should only be included if this Security is a Transfer Restricted Security.

☐	Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act; or

☐	Such Security is being acquired for the Transferor’s own account, without transfer;

and unless the Such Security is being transferred to the Company or a Subsidiary box is checked, the undersigned confirms that such Security is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act.

DATE:
Signature(s) of Transferor

(If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

Participant in a Recognized Signature

EXHIBIT B

[FORM OF RESTRICTIVE LEGEND FOR

COMMON STOCK ISSUED UPON CONVERSION]

[THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF BANKUNITED FINANCIAL CORPORATION, THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO AMERICAN STOCK AND TRANSFER COMPANY, AS TRANSFER AGENT (OR A SUCCESSOR TRANSFER AGENT, AS APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITIES (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRANSFER AGENT OR A SUCCESSOR TRANSFER AGENT, AS APPLICABLE), (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.]

B-1

EXHIBIT C

[Form of Repurchase Notice]

                    ,

U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107

Re:	BankUnited Financial Corporation (the “Company”)

3.125% Convertible Senior Notes due 2034

This is a Repurchase Notice as defined in Section 4.1 of the Indenture dated as of February 27, 2004 (the “Indenture”) between the Company and U.S. Bank National Association, as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Certificate No(s). of Securities:

I intend to deliver the following aggregate Principal Amount of Securities for purchase by the Company pursuant to Section 4.1 of the Indenture (in multiples of $1,000):

$

I hereby agree that the Securities will be purchased on the Repurchase Date pursuant to the terms and conditions specified in the Securities and the Indenture.

Signed:

C-1

EXHIBIT D

[Form of Fundamental Change Repurchase Notice]

                        ,

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

Re:	BankUnited Financial Corporation (the “Company”)

3.125% Convertible Senior Notes due 2034

This is a Fundamental Change Repurchase Notice as defined in Section 5.1 of the Indenture dated as of February 27, 2004 (the “Indenture”) between the Company and U.S. Bank National Association, as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Certificate No(s). of Securities:

I intend to deliver the following aggregate Principal Amount of Securities for purchase by the Company pursuant to Section 5.1 of the Indenture (in multiples of $1,000):

$

I hereby agree that the Securities will be purchased on the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Securities and the Indenture.

Signed:

D-1